LOAN AGREEMENT

(Revolving Credit)

This LOAN AGREEMENT (Revolving Credit) ("Agreement") is executed effective as of September 22, 2003, by and between CALERA COURT, L.P., a Texas limited partnership ("Borrower"), whose address is 98 San Jacinto Boulevard, Suite 220, Austin, Texas 78701-4281, and COMERICA BANK, a Michigan banking corporation ("Lender"), whose address is 1601 Elm Street, 2nd Floor, Dallas, Texas 75201, Attn:  Real Estate Department.

ARTICLE I

DEFINITION OF TERMS

1.1

Definitions.  As used in this Agreement, the following terms shall have the respective meanings indicated below:

Acceptable Accounting Standards:  GAAP or sound accounting principles consistently applied or federal income tax accounting principles consistently applied, as indicated in the Schedule of Definitions.

Acceptance:  Lender's agreement, to be provided or denied in Lender's sole discretion pursuant to Section 2.2 hereof, to fund construction of a proposed House pursuant to an Approved Budget.

Acceptance Termination Date.  The last date Borrower shall be entitled to have Lender consider additional Houses for Acceptance pursuant to Section 2.2 hereof, as set forth in the Schedule of Definitions.

Advance:  A disbursement by Lender, whether by journal entry, deposit to Borrower's account, check to third party or otherwise of any of the proceeds of the Loan, any insurance proceeds or Borrower's Deposit.

Affidavit of Commencement:  An affidavit in form and substance acceptable to Lender, duly executed and acknowledged by Borrower and General Contractor, recorded in the county in which the Land is located, swearing to the date of commencement of work on Improvements for each House, which affidavit shall be dated, signed and delivered to Lender within ten (10) days after the Commencement Date but not before construction of the Improvements for each House has actually begun.  In all events, the date of commencement of work set forth in each such Affidavit of Commencement shall not be the date of or prior to the date on which the Deed of Trust was recorded.

Affidavit of Completion:  An affidavit in form and substance acceptable to Lender, duly executed and acknowledged by Borrower, recorded in the county in which the Land is located, swearing to the date of completion of the work on Improvements for each House.

Affiliate:  When used with respect to any Person, any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person.  For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

Agreement:  This Loan Agreement together with all exhibits and schedules hereto, as the same may from time to time be amended or supplemented.

Allocations:  The amounts allocated for each stage of construction of the Improvements for each House, as set forth in the Approved Budget for each House for which Advances of Loan proceeds will be made.

Application for Advance:  A written application by Borrower (and such other parties as Lender may require) in form as required by Lender, addressed and delivered to Lender, requesting an Advance for the payment of such Approved Work as has been completed and incorporated into the Mortgaged Property, which, such Application for Advance shall include such documentation as Lender may require.

Appraisal:  A current appraisal prepared by an MAI or other qualified appraiser acceptable to Lender, obtained directly by Lender, at Borrower's cost, which shall satisfy all internal policy requirements of Lender and all rules, regulations and laws to which Lender is subject, with respect to each unit or model type of Improvement reflecting a fair value for the proposed Improvement (not including the Lot) equal to or in excess of that specified by Lender as a condition to making credit and other financial accommodations available pursuant to this Agreement.

Appraisal Fee:  The actual cost incurred by Lender for an Appraisal, or Lender's standard charge (if any) for the review or preparation by an employee or consultant of Lender of an Appraisal, to be paid by Borrower to Lender pursuant to the applicable provisions of this Agreement.

Appraised Value:  The value for each particular unit or model type of Improvement, as reflected in the original or updated Appraisal therefor.

Approved Budget: The budget for each Improvement, once such budget has been agreed to and accepted in writing by Lender; which Approved Budget shall be in form and substance acceptable to Lender in Lender's reasonable discretion.

Approved Sales Contract:  A bona fide, legally binding, enforceable contract for the sale of a House, between Borrower, as seller, and a third party unrelated to Borrower, as buyer, with respect to which (i) the form and substance of such contract of sale shall have been previously approved in writing by Lender, (ii) a non-refundable earnest money deposit in an amount not less than the Minimum Earnest Money Deposit has been delivered to either an independent escrow agent or to Borrower to be deposited into a segregated account used solely for earnest money deposits under sales contracts, and (iii) such buyer has (A) submitted a fully completed mortgage loan application to a qualified single-family mortgage lender for the financing of the acquisition of such House, (B) such single-family mortgage lender has given its written pre-approval of such mortgage loan application, and (C) such buyer has fully satisfied any and all other conditions of Borrower as specified in such contract of sale.  Notwithstanding the foregoing, if such pending sale is not an all cash acquisition, then if within forty-five (45) days after the date of such contract of sale, the buyer has not received a final, binding mortgage loan commitment from a qualified single-family mortgage lender for the financing of the acquisition of such House, then such contract of sale shall thereafter not be deemed to constitute an Approved Sales Contract until such commitment has been secured.

Approved Work:  Only labor and materials furnished in connection with construction of any Improvement in accordance with the corresponding Approved Budget, subject however to change orders made in compliance with this Loan Agreement.

Borrower's Deposit:  Such cash amounts as Lender may deem necessary for Borrower to deposit with it in accordance with the provisions of Section 2.6(b) of this Agreement.

Business Day:  A day of the week (but not a Saturday, Sunday or holiday) on which the offices of Lender are open to the public for carrying on substantially all of Lender's business functions.  Unless specifically referenced in this Agreement as a Business Day, all references to "days" shall be to calendar days.

Calendar Quarter:  The three (3) calendar month period (or portion thereof for the first period) ending on each March 31st, June 30th, September 30th and December 31st.

Charges:  All fees, charges and/or any other things of value, if any, contracted for, charged, received, taken or reserved by Lender in connection with the transactions relating to the Note and the other Loan Documents, which are treated as interest under applicable law.

Commencement Date:  With respect to each Improvement, the date on which Approved Work relating to that Improvement is commenced.

Completion Date:  With respect to each Improvement, the date that is nine (9) months after the Commencement Date applicable thereto (subject to extension due to Force Majeure), but in no event beyond the Maturity Date.

Construction Contract:  Singularly and collectively, any and all contracts or agreements, written or oral, between Borrower and any other party, including any Contractor or Design Professional, and between any of the foregoing and any subcontractor, and between any of the foregoing and any other person or entity relating in any way to the construction of the Improvements including the performance of labor or the furnishing of standard or specially fabricated materials or other supplies or services in connection therewith.

Construction Costs:  All costs of labor and material, reasonable architectural, engineering, interior and landscape design, legal, consulting and other related fees, taxes on land and improvements, and bond and insurance costs and commitment fees, interest and other financing charges, all as set forth in an Approved Budget.

Contested Item:  Any Lien asserted against all or any portion of the Mortgaged Property if, and so long as (i) Borrower has notified Lender of same within five (5) days of obtaining knowledge thereof, (ii) Borrower shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement of collection of the same and the sale of the Mortgaged Property or any part thereof, to satisfy the same, (iii) Borrower shall have furnished to Lender a cash deposit, or an indemnity bond satisfactory to Lender with a surety satisfactory to Lender, in the amount of such imposition or lien claim, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to ensure payment of the matters under contest and to prevent any sale or forfeiture of the Mortgaged Property or any part thereof, (iv) Borrower shall promptly upon final determination thereof pay the amount of any such imposition or lien claim so determined, together with all costs, interest and penalties which may be payable in connection therewith, (v) the failure to pay such imposition or lien claim does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Mortgaged Property, and (vi) notwithstanding the foregoing, Borrower shall immediately upon request of Lender pay any such imposition or lien claim notwithstanding such contest if, in the reasonable opinion of Lender the Mortgaged Property shall be in jeopardy or in danger of being forfeited or foreclosed.

Contractor:  Each person or entity with whom Borrower contracts for the development, construction and completion of the Approved Work or any portion thereof, including the General Contractor; provided, however, if Borrower acts as its own general contractor in the construction of the Improvements, then any and all references in this Agreement to "Contractor" shall be deemed to be a reference to Borrower or shall be deemed inapplicable and deleted, as the context thereof shall suggest or require.

Cross-Default Agreement.  That certain Cross-Default and Cross-Collateralization Agreement dated as of December 19, 1999 (as same may have been, and may be after the date hereof, modified, amended of supplemented from time to time) made by the Stratus Borrowers, the 7000 West Borrower, and the 7500 Rialto Borrower for the benefit of Lender.

Debt:

As of any applicable date of determination thereof, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP.  In the case of Borrower, the term "Debt" shall include, without limitation, the Indebtedness.

Debtor Relief Laws:  Title 11 of the United States Code or any other applicable law, domestic or foreign, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or composition, extension or adjustment of debts, or similar laws affecting the rights of creditors.

Deed of Trust:  The Deed of Trust pursuant to which Borrower mortgages the Mortgaged Property to secure the Loan.

Default Rate:  At any time of determination thereof with respect to the applicable portion of the Indebtedness, a per annum rate of interest equal to the sum of the contractual rate of interest which would apply to such Indebtedness if the Default Rate was not then in effect plus six percent (6%), but not more than the Maximum Lawful Rate.

Design Professional:  Collectively, the architects, engineers, other professional consultants and planners, and firms set forth in the Schedule of Definitions, together with any other person or entity with whom Borrower contracts for the providing of planning, design, architectural, engineering or other similar services relating to the Improvements, if any; provided, however, if the design of the Improvements and preparation of the Plans were done by Borrower without assistance from an independent professional, then any and all references in this Agreement to "Design Professional" shall be deemed to be a reference to Borrower or shall be deemed inapplicable and deleted, as the context thereof shall suggest or require.

Development Loan:  The loan made as of the date hereof by Stratus Properties Operating Co., L.P., a Texas limited partnership (in such capacity, referred to herein as "SPOC") to Borrower in the amount of $1,110,000.00 to finance Borrower's acquisition of the Land and the development thereof into seventeen (17) single-family Lots for the construction of the Improvements thereon.  The Development Loan will be unsecured and is specifically not secured by any lien or security interest in or to any portion of the Mortgaged Property.

Development Tranche: That certain portion of the indebtedness constituting the Other Obligations identified as the "$1,110,000 Tranche" under that certain Letter Agreement dated as of the date hereof made by and between Lender, Borrower, the Stratus Borrowers, the 7000 West Borrower and the 7500 Rialto Borrower.

Disbursement Date: The date upon which Lender makes an Advance of Loan proceeds under this Agreement.

Disposition:  Any sale, lease, exchange, assignment, conveyance, transfer, trade, or other disposition of all or any portion of the Mortgaged Property (or any interest therein) or all or any part of the beneficial ownership interest in Borrower (other than the sale or trading of stock in Stratus Properties Inc.), except as may be expressly permitted pursuant to the applicable provisions hereof and of the other Loan Documents.

Document Preparation Fee:  The fees and expenses of counsel to Lender, together with any special costs or charges of Lender, with respect to the Loan and the preparation of the Loan Documents including, this Agreement.

Environmental Law:  Any federal, state, or local law, statute, ordinance, or regulation, whether now or hereafter in effect, pertaining to health, industrial hygiene, or the environmental conditions on, under, or about the Land or Improvements, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), 42 U.S.C. § 9601 et seq.; Resource, Conservation and Recovery Act ("RCRA"), 42 U.S.C. § 6901 et seq. as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), Pub. L. 99-499, 100 Stat. 1613; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; Emergency Planning and Community Right to Know Act of 1986, 42 U.S.C. § 1101 et seq.; Clean Water Act ("CWA"), 33 U.S.C. § 1251 et seq.; Clean Air Act ("CAA"), 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. § 1251 et seq.; and any corresponding state laws or ordinances including the Texas Water Code ("TWC") § 26.001 et seq.; Texas Health & Safety Code ("THSC") § 361.001 et seq.; Texas Solid Waste Disposal Act, Tex. Rev. Civ. Stat. Ann. art. 4477-7; and regulations, rules, guidelines, or standards promulgated pursuant to such laws, statutes and regulations.

ERISA:  The Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001, et seq.

Event of Default:  Any event, happening or occurrence described in Section 7.1 of this Agreement.

Existing Lien:  Collectively, the existing deed of trust liens in favor of Lender pursuant to those certain Deeds of Trust (as such Deeds of Trust have been amended and modified, and as the same may hereafter be amended and modified, collectively, the "Existing Deed of Trust"), as same may have been amended, affected or modified by the Cross-Default Agreement, securing that certain loan made by Lender to Stratus Properties Inc., a Delaware corporation, Stratus Properties Operating Co., L.P., a Delaware limited partnership, Circle C Land Corp., a Texas corporation, and Austin 290 Properties, Inc., a Texas corporation (collectively, the "Stratus Borrowers") governed by that certain Loan Agreement dated December 16, 1999, and evidenced by a term promissory note of even date therewith executed by the Stratus Borrowers in the original principal amount of $20,000,000.00 and by a line of credit promissory note executed by the Stratus Borrowers in the original principal amount of $10,000,000.00, which notes have been modified whereby each of said notes is now a revolving credit note and are in the respective amounts of $5,000,000.00 and $25,000,000.00, as heretofore modified and amended.

Fees:  The various fees set forth in the Schedule of Definitions to be paid by Borrower to Lender pursuant to the provisions hereof.

Financial Statements: All balance sheets, income statements, statements of profit and loss, surplus reconciliation statements, statements of cash flow and other financial data, statements and reports (whether of Borrower, any Guarantor or any other Loan Party or otherwise) which are required to, have been, or may from time to time hereafter, be furnished to Lender, for the purposes of, or in connection with, this Agreement, the transactions contemplated hereby or any of the Indebtedness.

Financing Statement:  The financing statement or financing statements (on Standard Form UCC-1 or otherwise) executed and delivered by Borrower in connection with the Loan, and in such form as may be required by Lender.

Force Majeure:  Any act of God, war, civil disturbance, acts or regulations of Governmental Authorities affecting the sale or transportation of material, supplies or labor, and strikes, lockouts and other labor disputes.

GAAP:  Generally accepted accounting principles consistently applied, as promulgated by the Financial Accounting Standards Board.

General Contractor:  The Person designated by Borrower as its "general contractor" and identified as such in the Schedule of Definitions.

Governmental Authority:  The United States, each state, each county, each city, and each other political subdivision in which all or any portion of the Mortgaged Property is located, and each other political subdivision, agency, or instrumentality exercising jurisdiction over Lender, Borrower or any Mortgaged Property.

Governmental Requirements:  All statutes, laws, ordinances, rules, regulations, orders, writs, injunctions or decrees of any Governmental Authority applicable to Borrower, Guarantors or the Mortgaged Property.

Guarantors:  Each individual or entity identified in the Schedule of Definitions as a "Guarantor."

Guaranty:  That or those instruments of guaranty now or hereafter in effect from Guarantors to Lender guaranteeing the repayment of all or any part of the Loan, the satisfaction of, or continued compliance with, the covenants contained in the Loan Documents or both.

Hard Costs:  All Construction Costs other than Soft Costs and land acquisition costs shown in the applicable Approved Budget.

Hazardous Substance:  Any substance, product, waste, or other material which is or becomes listed, regulated, or addressed as being a toxic, hazardous, polluting, or similarly harmful substance under any Environmental Law, including:  (i) any substance included within the definition of (A) "hazardous waste" pursuant to Section 1004 of RCRA, (B) "hazardous substance" pursuant to Section 101 of CERCLA, (C) "regulated substance" pursuant to Section 26.342(11) of TWC, (D) "hazardous substance" pursuant to Section 361.003(11) of THSC, (E) "waste" pursuant to Section 30.003(b) of TWC , or (F) "pollutant" pursuant to Section 26.001(13) of TWC; (ii) asbestos or asbestos-containing materials in any form that is or could become friable; (iii) polychlorinated biphenyls; (iv) petroleum products; (v) underground or above-ground storage tanks, whether empty, filled or partially filled with any substance; (vi) any radioactive materials, urea formaldehyde foam insulation or radon; and (vii) any other chemical, material or substance now or in the future defined as a "hazardous substance," "hazardous material," "hazardous waste," "toxic substance," "toxic pollutant," "contaminant," or "pollutant" within the meaning of any Environmental Law.

House:  A single Lot and the Improvements constructed or to be constructed on such Lot.

Improvements:  The single family detached residences to be constructed by Borrower upon the Lots, as more particularly described in the Plans; provided, however, no more than one (1) such residence shall be constructed upon each Lot.

Indebtedness:  (i) The principal of, interest on, or other sums evidenced by the Note or the Loan Documents; (ii) any other amounts, payments, or premiums payable under the Loan Documents; (iii) such additional or future sums (whether or not obligatory), with interest thereon, as may hereafter be borrowed or advanced from Lender, by or to the Borrower, when evidenced by a promissory note which, by its terms, is secured by the Deed of Trust (it being contemplated by Borrower and Lender that such future indebtedness may be incurred); and (iv) any and all other indebtedness, obligations, and liabilities of any kind or character of Borrower to Lender, now or hereafter existing, absolute or contingent, due or not due, arising by operation of law or otherwise, or direct or indirect, primary or secondary, joint, several, joint and several, fixed or contingent, secured or unsecured by additional or different security or securities, voluntarily or involuntarily incurred, known or unknown, or originally payable to Lender or to a third party and subsequently acquired by Lender, including (A) late charges, loan fees or charges, and overdraft indebtedness, (B) costs incurred by Lender in establishing, determining, continuing or defending the validity or priority of any Lien or in pursuing any of its rights or remedies under any Loan Document or in connection with any proceeding involving Lender as a result of any financial accommodation to Borrower, (C) debts, obligations and liabilities for which Borrower would otherwise be liable to Lender were it not for the invalidity or unenforceability of them by reason of any Debtor Relief Law or for any other reason, and (D) reasonable costs and expenses of attorneys and paralegals, whether any suit or other action is instituted, and court costs if suit or action is instituted, (whether any such fees, costs or expenses are incurred at the trial court level or on appeal, in any Debtor Relief Law proceeding, in administrative proceedings, in probate proceedings or otherwise); (v) any of the foregoing  indebtedness, obligations, and liabilities to Lender of Borrower as a member of any partnership, joint venture, trust or other type of business association, or other group, and whether incurred by Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise; and (vi) any and all renewals, modifications, amendments, restatements, rearrangements, consolidations, substitutions, replacements, enlargements, and extensions of any of the foregoing, it being contemplated by Borrower and Lender that Borrower may hereafter become indebted to Lender in further sum or sums.  Notwithstanding the foregoing provisions of this definition, the Loan Documents shall not secure any such other Indebtedness with respect to which Lender is by applicable law prohibited from obtaining a lien on real property.  Further, the term "Indebtedness" shall not operate or be effective to constitute or require any assumption or payment by any Person, in any way, of any debt or obligation of any other Person to the extent that the same would violate or exceed the limit provided in any applicable usury or other law or include any consumer loan to the extent treatment of such loan or extension of credit as part of the Indebtedness would violate any Governmental Requirement.

Inspecting Person:  A person designated by Lender from time to time who may inspect the Improvements from time to time for the sole benefit of Lender.

Initial Advance.  The first Advance of Loan proceeds under the Note, which Advance shall be limited to a maximum of $1,000.00

Inspection Fee:  The sum set forth in the Schedule of Definitions.

Land:  The real property or interest therein described in and covered by the Deed of Trust, which real property is also described on Exhibit A attached hereto and incorporated herein by this reference, together with all right, title, interest, and privileges of Borrower in and to (i) all streets, ways, roads, alleys, easements, rights-of-way, licenses, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining to such real property or the improvements thereon; (ii) any strips or gores of real property between such real property and abutting or adjacent properties; (iii) all water and water rights, timber and crops pertaining to such real estate; and (iv) all appurtenances and all reversions and remainders in or to such real property.

Lien:  Any valid and enforceable interest in any property, whether real, personal or mixed, securing an indebtedness, obligation or liability owed to or claimed by any Person other than the owner of such property, whether such indebtedness is based on the common law or any statute or contract and including, but not limited to, a security interest, pledge, mortgage, assignment, conditional sale, trust receipt, lease, consignment or bailment for security purposes.

Loan:  The loan evidenced by the Note and governed by this Agreement, in the maximum principal amount of Three Million Dollars ($3,000,000.00), subject to the Maximum Commitment.

Loan Documents:  This Agreement, the Note, Deed of Trust, Financing Statement, Guaranty, if any, and any and all other documents now or hereafter executed by the Borrower, Guarantors, or any other person or party in connection with the Loan, the indebtedness evidenced by the Note, the Mortgaged Property secured by the Deed of Trust or the covenants contained in this Agreement.

Loan Origination Fee:  The amounts specified in the Schedule of Definitions.

Loan Party:  Borrower and each other Person who or which shall be liable for the payment or performance of all or any portion of the Indebtedness or who or which shall own any property that is subject to (or purported to be subject to) a Lien which secures all or any portion of the Indebtedness.

Lot:  A single platted and subdivided condominium unit portion of the Land upon which a single Improvement is to be, has been or is in the process of being, constructed.

Material Adverse Effect:  Any act, event, condition or circumstance which could materially and adversely affect the business, operations, condition (financial or otherwise), performance or assets of Borrower or Guarantor, the ability of Borrower or Guarantor to perform their respective obligations under any Loan Document to which it is a party or by which it is bound or the enforceability of any Loan Document.

Material Litigation:   Any existing or threatened action, suit, litigation or proceeding, at law or in equity, or before any arbitrator or by or before any Governmental Authority, pending, or, to the best knowledge of Borrower, threatened against or affecting any Loan Party, which, if adversely determined, could materially impair any of the Mortgaged Property or the right of any Loan Party to carry on its business substantially as now conducted or could have a Material Adverse Effect.

Maturity Date:  The date on which all outstanding principal and interest on the Note becomes finally due and payable as specified in the Note.

Maximum Commitment:  The sum of Two Million Dollars ($2,000,000.00); except in the event that the conditions precedent to increasing the Maximum Commitment have been satisfied, as provided in Section 2.1 hereof, in which event the Maximum Commitment shall be increased to Three Million Dollars ($3,000,000.00).

Maximum Lawful Rate:  The maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges made in connection with the transaction evidenced by the Note and the other Loan Documents.  To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303.  To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate.  Additionally, to the extent permitted by applicable law, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law.

Minimum Earnest Money Deposit:  The minimum deposit to be paid by a buyer under an Approved Sales Contract, such amount being set forth in the Schedule of Definitions.

Model House:  A Lot and the single Improvement that is to be, has been, or is in the process of being, constructed thereon and which at the time of any Advance covering such Lot and Improvement is not the subject of an Approved Sales Contract and is intended by Borrower to be furnished and used by Borrower for on-site office and/or marketing purposes.  A Model House shall not also be deemed to be a Spec House.  A Model House will become and constitute a Pre-Sold House when, and for so long as, such Model House becomes subject to an Approved Sales Contract.

Model House Limit:  The number of Model Houses which can be subject to Acceptance and inclusion in the Mortgaged Property at any time, such amount being set forth in the Schedule of Definitions.

Mortgaged Property:  Collectively, the Lots, Improvements and all other collateral covered by the Loan Documents and securing the Loan.

Net Sale Proceeds:  The gross proceeds from the sale of a House, less the usual and customary costs and expenses of closing in connection with such sale paid by Borrower as owner to third-parties who are not Affiliates of Borrower, and less brokerage commissions or fees, not to exceed six percent (6%) of the total contract price, paid by Borrower in connection with such sale to a broker or brokers regardless of whether or not they are Affiliates of Borrower.

Note:  The promissory note dated as of even date herewith in the principal sum of the Loan (together with all renewals, extensions, modifications, amendments, rearrangements, consolidations, increases, reinstatements, enlargements, substitutions or replacements thereof) executed and delivered by Borrower payable to the order of Lender evidencing the Loan.

Obligations:  Any and all of the covenants, conditions, warranties, representations, and other obligations (other than to repay the Indebtedness) made or undertaken by Borrower, Guarantor, or any other person or party to the Loan Documents to Lender, the trustee of the Deed of Trust, or others as set forth in the Loan Documents, and in any deed, lease, sublease, or other form of conveyance, or any other agreement pursuant to which Borrower is granted a possessory interest in the Land.

Original Deed of Trust:  That certain Deed of Trust, Security Agreement and Assignment of Rents and Leases dated April 24, 2003, executed by Borrower, as grantor thereunder, to Gregg C. Krumme, as Trustee, for the benefit of SPOC, as beneficiary thereunder, and filed of record in the Real Property Records of Travis County, Texas, which Original Deed of Trust was subsequently assigned, conveyed and transferred as of the date hereof to Lender as beneficiary thereunder, pursuant to which Borrower mortgaged the Mortgaged Property to secure the Original Note. The Deed of Trust amends, restates and replaces, in its entirety, the Original Deed of Trust.

Original Note:  That certain Promissory Note (together with all renewals, extensions, modifications, amendments, rearrangements, consolidations, increases, reinstatements, enlargements, substitutions or replacements thereof) dated April 24, 2003, in the original principal amount of TEN MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($10,750,000.00) executed by Borrower, as the maker thereof, and payable to the order of SPOC, as the payee thereof, which Original Note has was subsequently assigned and endorsed as of the date hereof to Lender and is secured by, among others, the Original Deed of Trust, as amended, restated and replaced in its entirety by the Deed of Trust.  The Note amends, restates and replaces, in its entirety, the Original Note.

Other Obligations:  All indebtedness, liabilities and other obligations owing to Lender that are described in and secured by the Existing Liens and/or the Existing Deed of Trust, together with all indebtedness, liabilities and other obligations owing to Lender that are identified in and covered by the Cross-Default Agreement.

Partial Release Fee:  The sum set forth in the Schedule of Definitions to be paid for the partial release of the lien of the Deed of Trust for each House.

Partial Release Price:  The amount set forth in the Schedule of Definitions.

Permitted Disposition:  (i) The sale, transfer or exchange of any House for which Lender executes and delivers a release of lien, (ii) a transfer of a beneficial interest in Borrower or any entity holding a direct or indirect interest in Borrower by any person or entity holding such an interest to any other person or entity holding such an interest as of the date of this Agreement (the "Interest Holders"), (iii) a transfer of a beneficial interest in Borrower or any entity holding a direct or indirect interest in Borrower for bona fide estate planning purposes to:  (A) members of such transferor's immediate family or (B) a trust, the holders of the beneficial interests of which are a current Interest Holder or a member of the Interest Holder's immediate family, or (iv) the sale or trading of stock of Stratus Properties Inc.; provided, however, that a Permitted Disposition shall not include any transfer or series of transfers which (1) after taking into account any prior Permitted Disposition shall result in (x) the proposed transferee owning (directly or indirectly) more than 49% of the interests in Borrower or any entity holding a direct or indirect interest in Borrower unless such transferee owned more than 49% of such interests as of the date of this Agreement, or (y) a transfer of more than 49% of the interests in Borrower or any entity holding a direct or indirect interest in Borrower; (2) shall result in a change of control of Borrower or the day to day operations of the Mortgaged Property; (3) Borrower shall have failed to have communicated to Lender in writing, together with copies of all instruments intended to effect such transfer, at least ten (10) business days prior to the effective date of such transfer; or (4) occurs at any time when an Event of Default has occurred and remains uncured.  For the purposes of Permitted Dispositions, a change of control of Borrower or any entity holding a direct or indirect interest in Borrower shall be deemed to have occurred if there is any change in the identity of the individual or group of individuals who have the right, by virtue of the articles of incorporation, articles of organization, the by-laws or an agreement, with or without taking any formative action, to cause Borrower or such entity to take some action or to block Borrower or such entity from taking some action which, in either case, Borrower or such entity could take or could refrain from taking were it not for the rights of such stockholders, partners or members of Borrower or such entity, as the case may be.

Permitted Encumbrances:  Liens in favor of Lender (including the Existing Liens), all matters shown on Schedule B of the Title Policy, for taxes not yet due and payable, Liens not delinquent arising in the ordinary course of business and created by statute in connection with worker's compensation, unemployment insurance, social security and similar statutory obligations, and Contested Items.

Person or person:  Any individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency, or other entity.

Plans:  The plans and specifications for the construction of each House, prepared by Borrower or the Design Professional and approved by Lender as required herein, by all applicable Governmental Authorities, by any party to a purchase or construction contract with a right of approval and by each party issuing a commitment to guarantee, insure, purchase or refinance the Loan or portion thereof, and all amendments and modifications thereof approved in writing by the same.

Pre-Sold House:  A Lot and the Improvement which is to be, has been or is in the process of being, constructed thereon, and which is the subject of an Approved Sales Contract.

Related Debt:  All indebtedness (i) of Stratus 7000 West Joint Venture ("7000 West Borrower") under those two loans made by Lender to the 7000 West Borrower under that Construction Loan Agreement dated April 9, 1999 ("Phase I") and again on February 24, 2000 ("Phase II"), for the construction of the project as described therein to be developed on that certain property located in Travis County, Texas, and in connection therewith the 7000 West Borrower has executed and delivered that certain Promissory Note dated April 9, 1999, for Phase I in the original sum of $6,600,000.00 and executed and delivered that certain Promissory Note in the original sum of $7,700,000.00 dated February 24, 2000; and (ii) of Lantana Office Properties I, L.P., a Texas limited partnership (formerly known as 7500 Rialto Boulevard, L.P., a Texas limited partnership) ("7500 Rialto Borrower") under that loan made by Lender to the 7500 Rialto Borrower under that certain Construction Loan Agreement dated as of June 11, 2001, for the construction of that certain office building as described therein to be developed on that certain property located in Travis County, Texas and more fully described therein and in connection therewith the 7500 Rialto Borrower executed and delivered that certain Promissory Note dated June 11, 2001, in the original principal amount of $18,350,000.00.  As used hereunder, the term "Related Debt" shall include, without limitation, all amounts previously advanced by Lender under any loan to any such parties, all interest thereon and other charges and additions thereto, as well as all committed but as yet unadvanced funds under any loan facility established by Lender for any such parties and all contingent future funding obligations of Lender under any revolving credit facility established by Lender for any such parties.

Sales Contracts:  All contracts relating to the sale of Houses, including all Approved Sales Contracts.

Schedule of Definitions:  The Schedule of Definitions attached to this Agreement and incorporated herein by reference for all purposes, containing the specific information or identity of certain terms and definitions used herein.

Security Agreement:  The Security Agreement shall mean all security agreements, whether contained in the Deed of Trust, a separate security agreement or otherwise creating a security interest in all personal property and fixtures of Borrower (including replacements, substitutions and after-acquired property) now or hereafter located in or upon the Lots or Improvements, or used or intended to be used in the operation thereof, to secure each Loan.

Soft Costs:  All architectural, engineering, interior and landscape design, legal, consulting and other related fees, taxes on land and improvements, bond and insurance costs, and commitment fees, interest and other financing charges, all as set forth in the Approved Budget.

Spec House:  A Lot and the Improvement which is to be, has been or is in the process of being, constructed thereon, and which at the time of Acceptance is not the subject of an Approved Sales Contract and is not  Model House.  A Model House shall not be deemed to be a Spec House.  A Spec House will become and constitute a Pre-Sold House when, and for so long as, such Spec House becomes subject to an Approved Sales Contract.

Spec House Limit:  The number or percentage of Spec Houses which may be subject to Acceptance and inclusion in the Mortgaged Property at any time, such limit being set forth in the Schedule of Definitions.

Special Account:  An account established by Borrower with Lender (in which Borrower shall at all times maintain a minimum balance of $1,000.00) into which all Advances made directly to Borrower will be deposited.

Telephone Notice Authorization: An agreement in form satisfactory to Lender authorizing telephonic and facsimile notices of borrowing and establishing a codeword system of identification in connection therewith.

Title Company:  The Title Company (and its issuing agent, if applicable) issuing the Title Policy, which shall be acceptable to Lender in its sole and absolute discretion.

Title Policy:  A mortgagee policy of title insurance issued by the Title Company and accepted by Lender, on a coinsurance or reinsurance basis if and as required by Lender, in the amount of the Loan insuring that the Deed of Trust constitutes a valid lien covering the Mortgaged Property subject only to those exceptions which Lender may approve and containing such endorsements as Lender may require.

1.2

Additional Definitions.  As used herein, the following terms shall have the following meanings:

(a)

"Hereof," "hereby," "hereto," "hereunder," "herewith," and similar terms mean of, by, to, under and with respect to, this Agreement or to the other documents or matters being referenced.

(b)

"Heretofore" means before, "hereafter" means after, and "herewith" means concurrently with, the date of this Agreement.

(c)

All pronouns, whether in masculine, feminine or neuter form, shall be deemed to refer to the object of such pronoun whether same is masculine, feminine or neuter in gender, as the context may suggest or require.

(d)

All terms used herein, whether or not defined in Section 1.1 hereof, and whether used in singular or plural form, shall be deemed to refer to the object of such term whether such is singular or plural in nature, as the context may suggest or require.

(e)

"Including" means including, without limitation.

(f)

The phase "attorneys fees" and "legal fees" include any and all counsel, attorney, paralegal and law clerk fees and disbursements, including at the pre-trial, trial and appellate levels incurred or paid by Beneficiary or Trustee in protecting Beneficiary's interest in the Mortgaged Property or enforcing its rights hereunder, whether with respect to retained firms, the reimbursement for the expenses of in-house staff or otherwise.

(g)

References to "Legal Requirements," "Environmental Laws," "Debtor Release Laws," "applicable law," any other specifically named law and any other similar terms also refer to such laws and items as now or hereafter amended or modified.

ARTICLE II

THE LOAN

2.1

Agreement to Lend.  Subject to the terms, provisions and conditions of this Agreement, Lender hereby agrees to make to Borrower, and Borrower hereby agrees to accept from Lender, Advances of proceeds of the Loan as provided in this Agreement; provided, however, that the aggregate amount of all Advances made and/or committed to be made hereunder, but exclusive of amounts repaid, shall not exceed the Maximum Commitment.  The principal amount of the Note represents a revolving credit, all or any part of which may be advanced to Borrower, paid by Borrower and readvanced to Borrower from time to time, subject to the other terms hereof and the conditions, if any, contained in the Loan Documents; provided, however, the aggregate amount of the Advances made and outstanding at any time does not exceed the Maximum Commitment.  The nature of the Loan is a guidance line of credit.  Nothing to the contrary contained herein or in any of the Loan Documents shall obligate or be construed to obligate Lender to make, or shall entitle or be construed to entitle Borrower to receive, any Advance hereunder as to any specified House or Houses until Acceptance thereof by Lender.  Borrower acknowledges and agrees that Lender, in its sole and absolute discretion, with or without reason or justification, will make the decision as to whether any specified House or Houses will receive Acceptance by Lender.  Borrower has no right and hereby waives, relinquishes and releases any right which it might now or hereafter have, to demand Lender to make any Advance hereunder as to any specified House or Houses until Acceptance thereof by Lender.  Borrower's liability for repayment of the interest on account of the Loan shall be limited to and calculated with respect to Loan proceeds actually disbursed to Borrower pursuant to the terms of this Agreement and the Note and only from the date or dates of such disbursements.  Lender may, in Lender's discretion, disburse Loan proceeds by journal entry to pay interest and financing costs and disburse Loan proceeds directly to third parties to pay costs or expenses required to be paid by Borrower pursuant to this Agreement.  Loan proceeds disbursed by Lender by journal entry to pay interest or financing costs, and Loan proceeds disbursed directly by Lender to pay costs or expenses required to be paid by Borrower pursuant to this Agreement, shall constitute Advances to Borrower.

As of the inception of the Loan, and for so long thereafter as the following conditions to the increase of the Maximum Commitment have not been met, the Maximum Commitment shall be limited to Two Million Dollars ($2,000,000.00).  However, in the event that (i) the limitation on the total maximum aggregate amount of the Other Obligations and the Related Debt has been removed in accordance with the terms of that certain letter agreement (the "Commitment Limitation Letter Agreement") dated as of June 30, 2003, made by and between Lender and the Stratus Borrowers, the 7000 West Borrower and the 7500 Rialto Borrower, and (ii) the Loan is not then in default and no condition exists and no event has occurred which, with the giving of notice thereof or the passage of time, or both, would constitute an Event of Default under this Agreement or with respect to any of the Related Debt or any of the Other Obligations, then (iii) upon written confirmation by Lender to Borrower pursuant to the terms of the Commitment Limitation Letter Agreement that such conditions precedent have been met, the Maximum Commitment shall be increased by One Million Dollars ($1,000,000.00) to a maximum amount of Three Million Dollars ($3,000,000.00).

2.2

House Acceptance.  Borrower may from time to time propose that Lender accept a House for funding in accordance with an Approved Budget for same.  "Acceptance" shall be deemed to have occurred and Lender shall be deemed to have committed to make Advances with respect to any such House at such time as Borrower has executed and/or delivered to Lender all of  the items required by Section 3.1 hereof and otherwise satisfied all of the other conditions set forth in Section 3.1 hereof.  Lender shall, within 15 days after receipt of the above written notice, provide Borrower written notice of Lender's acceptance or rejection of any such proposed House together with an Approved Budget for same.  Borrower shall not be entitled to propose that any Houses receive Lender Acceptance either (i) after the Acceptance Termination Date, or (ii) to the extent the total Maximum Aggregate Advances Per House for all Houses already equals the Maximum Commitment.

2.3

Maximum Commitment. Under no circumstances shall Borrower be entitled to an aggregate amount of Advances outstanding at any time for the Mortgaged Property as a whole in excess of the Maximum Commitment.  It is recognized and agreed that all Applications for Advances shall indicate and be based on the actual percentage of completion of the Approved Work for each House as calculated using the Approved Budget for same and shall otherwise be on a form and with detail as may be required by Lender in Lender's reasonable discretion.  Any percentage of completion of Approved Work for any House indicated by Borrower on any report or notice delivered to Lender shall be subject to verification by Lender.  To the extent, for whatever reason, the outstanding balance of the Loan should ever exceed the aggregate amount of then applicable actual percentage of completion of the Approved Work for each and all Houses as calculated using the Approved Budget for each, Borrower shall immediately upon demand by Lender make any principal reductions necessary such that the then outstanding balance of the Loan shall not exceed then applicable aggregate amount.  The aggregate maximum amount of any and all Advances for each House (the "Maximum Aggregate Advances Per House") shall not exceed the lesser of (a) Borrower's total cost of construction and completion of such House as provided in the Approved Budget for such House (subject to the limitations of Section 3.4(a) hereof), or (b) as applicable (i) for any Model House, 75% of the Appraised Value of such Model House, (ii) for any Spec House, the lesser of 75% of the Appraised Value of such Spec House or $550,000, or (iii) for any House that is not a Model House or Spec House, 80% of the Appraised Value of such House.

2.4

Allocations.  The purposes for which Loan proceeds are allocated and the respective amounts of such Allocations are set forth in the Approved Budget.  The Allocations for any House shall be disbursed only for the purposes set forth in the Approved Budget for such House.  Lender shall not be obligated to make an Advance for an Allocation set forth in the Budget to the extent that the amount of the Advance for such Allocation would, when added to all prior Advances for such Allocation, exceed the total of such Allocation as set forth in the Approved Budget.

2.5

Reallocations.  Lender reserves the right, at its option after the request by Borrower for same, to disburse Loan proceeds allocated to any of the Allocations, or any percentage allocated to each stage of disbursement as set forth in an Approved Budget, for such other purposes or in such different percentages as Lender may, in its sole discretion, deem necessary or advisable.  Borrower shall not be entitled to require that Lender reallocate funds among the Allocations or percentage among the various stages of disbursement set forth in an Approved Budget.

2.6

Contingency Allocations.  Any amount allocated in an Approved Budget for "contingencies" or other non-specific purposes may, in Lender's discretion, be disbursed by Lender to pay contingent costs and expenses of construction costs, maintaining, and promoting the Mortgaged Property and such other costs or expenses as Lender shall approve.  Under no circumstances shall the Borrower have the right to require Lender to disburse any amounts so allocated and Lender may impose such requirements and conditions as it deems prudent and necessary should it elect to disburse all or any portion of the amounts so allocated.

2.7

[Intentionally Deleted]

2.8

Loan Term.  In addition to any earlier payments as may be required by this Agreement or other Loan Documents (including, without limitation, the mandatory release payments described in Section 10.2 hereof), the entire outstanding balance of the Loan shall be due and payable in full on the Maturity Date.

2.9

Limitation on Spec Houses.  Lender shall have no obligation to effectuate Acceptance of any new proposed Spec House if the effect of such Acceptance would be to cause the number of all Spec Houses within the Mortgaged Property to exceed the Spec House Limit.  If, at any time or for whatever reason, the number of all Spec Houses in the Mortgaged Property should exceed the Spec House Limit, then, Borrower shall be required to effectuate a mandatory partial release as to a sufficient number of Spec Houses such that the Spec House Limit would not thereafter be exceeded.  Such mandatory release would be effectuated in accordance with the provisions of Section 10.2 hereof.

2.10

Limitation on Model Houses.  Lender shall have no obligation to effectuate Acceptance of any new proposed Model House if the effect of such Acceptance would be to cause the number of all Model Houses within the Mortgaged Property to exceed the Model House Limit.  If, at any time or for whatever reason, the number of all Model Houses in the Mortgaged Property should exceed the Model House Limit, then Borrower shall be required to effectuate a mandatory partial release as to a sufficient number of Model Houses such that the Model House Limit would not thereafter be exceeded.  Such mandatory release would be effectuated in accordance with the provisions of Section 10.2 hereof.

2.11

Payment of Fees.  Borrower shall pay to Lender, as a condition precedent to Lender's obligations hereunder, the following fees at the time indicated below:

(a)

The Appraisal Fee, if any, shall be paid concurrently with each new request for Acceptance of a House.

(b)

The Credit Report Fee shall be paid concurrently with the execution and delivery hereof.

(c)

A Loan Origination Fee shall be paid with respect to each House for which Lender is requested to advance Loan funds, concurrently with the submission of such House for Acceptance.

(d)

The Inspection Fee shall be paid within five (5) days after demand therefor by Lender.

(e)

The Partial Release Price shall be paid by Borrower to Lender concurrently with and as a condition to the release from the lien of the Deed of Trust of any Lot or House.

ARTICLE III

ADVANCES

3.1

Conditions to Acceptance of Houses and Advances With Respect Thereto.  Acceptance by Lender of any House pursuant to Section 2.2 hereof and the making of an Advance with respect thereto shall be subject to the prior or simultaneous satisfaction of each of the conditions set forth in this Section.   In the event that any condition precedent is not so satisfied but Lender deems Acceptance to have occurred as to a particular House notwithstanding the same, such election shall not constitute a waiver of such condition and the condition shall be satisfied prior to any subsequent Advance or Acceptance, as the case may be.

(a)

All of the Loan Documents shall be in full force and effect and binding and enforceable obligations of Borrower and, to the extent that it is a party thereto or otherwise bound thereby, of each other Person who may be a party thereto or bound thereby, and there shall exist no Event of Default or any event, omission or failure of condition which would constitute an Event of Default after notice or lapse of time, or both.

(b)

Each Loan Party shall have performed and complied with all agreements and conditions contained in the Loan Documents applicable to it and which are then in effect.

(c)

Borrower shall have delivered, or caused to have been delivered, to Lender or done or caused to have been done, to Lender's satisfaction each and every of the following items:

(1)

This Agreement (together with all addenda, schedules, exhibits, certificates, opinions, financial statements and other documents to be delivered pursuant hereto), the Note, the Deed of Trust, the Guaranty and all other Loan Documents duly executed, acknowledged (if required) and delivered by Borrower and any Loan Party who is a party thereto.

(2)

(i) Copies of resolutions of the board of directors, partners or members or managers, as applicable, of each Loan Party evidencing approval of the borrowing hereunder and the transactions contemplated by the Loan Documents, and authorizing the execution, delivery and performance by each Loan Party of each Loan Document to which it is a party or by which it is otherwise bound, which resolutions shall have been certified by a duly authorized officer, partner or other representative, as applicable, of each Loan Party as of the date of this Agreement as being complete, accurate and in full force and effect; (ii) incumbency certifications of a duly authorized officer, partner or other representative, as applicable, of each Loan Party, in each case, identifying those individuals who are authorized to execute the Loan Documents for and on behalf of such Person(s), respectively, and to otherwise act for and on behalf of such Person(s); (iii) certified copies of articles of incorporation and bylaws, partnership agreement, certificate of limited partnership, articles of organization, regulations or operating agreement of each such Person, as applicable, and all amendments thereto; and (iv) certificates of existence, good standing and authority to do business, as applicable, certified substantially contemporaneously with the date of this Agreement, from the state or other jurisdiction of organization of each such Person and from every other state or jurisdiction in which such Person is required, under applicable law, to be qualified to do business.

(3)

Proof that appropriate security agreements, financing statements, mortgages, deeds of trust, collateral and such additional documents or certificates as may be required by Lender and/or required under the terms of any and every Loan Document, and such other documents or agreements of security and appropriate assurances of validity, perfection and priority of Lien as Lender may request shall have been executed and delivered by the appropriate Persons and recorded or filed in such jurisdictions and such other steps shall have been taken as necessary to perfect, subject only to Permitted Encumbrances, the Liens granted thereby.

(4)

An opinion of Borrower's legal counsel, dated as of the date of this Agreement, and covering such matters as are required by Lender and which is otherwise satisfactory in form and substance to Lender.

(5)

To the extent necessary and applicable as of the Disbursement Date, copies of each authorization, license, permit, consent, order or approval of, or registration, declaration or filing with, any Governmental Authority or other Person obtained or made by Borrower or any other Person in connection with the transactions contemplated by the Loan Documents and which is material to the financial condition of Borrower or such other Person or the conduct of its business or the transactions contemplated hereby or the Mortgaged Property, including building permits.

(6)

A UCC, tax lien and judgment lien record searches, disclosing no notice of any Liens or encumbrances filed against any of the Mortgaged Property, other than the Permitted Encumbrances.

(7)

Evidence of insurance coverage as required by this Agreement and the Deed of Trust.

(8)

The Title Policy (or the Title Company's unconditional commitment to issue the Title Policy upon recordation of the Deed of Trust).

(9)

Evidence that none of the Mortgaged Property is or will be located within any designated flood plain or special flood hazard area.

(10)

A full-size, single sheet copy of all recorded subdivision or plat maps of the Land approved (to the extent required by Governmental Requirements) by all Governmental Authorities, if applicable, and legible copies of all instruments representing exceptions to the state of title to the Land.

(11)

When available, an original or a copy of each proposed Construction Contract covering any proposed Improvements.

(12)

A copy of the Plans covering all proposed Improvements.

(13)

Evidence that all applicable zoning ordinances and restrictive covenants affecting the Land permit the use for which the Improvements are intended and have been or will be complied with.

(14)

Current Financial Statements of Borrower and Guarantor.

(15)

Except with respect to the Acceptance of the first four (4) Houses hereunder and the Initial Advance for each such House, evidence that all streets furnishing access to the Land have been dedicated to public use and installed and accepted by applicable Governmental Authorities; and, except as permitted by Lender, evidence that all streets furnishing access to any House for which a request for Advance has been made, have been or will be timely constructed in accordance with all applicable laws and development requirements.

(16)

Except with respect to the Acceptance of the first four (4) Houses hereunder and the Initial Advance for each such House, evidence satisfactory to Lender showing the availability of all necessary utilities at the boundary lines of the Land and, except as permitted by Lender, at the boundary lines of each Lot with respect to which a request for Advance has been made, including sanitary and storm sewer facilities, potable water, telephone, electricity, gas, and municipal services.

(17)

Building permit(s) and all other permits required with respect to the construction of the Improvements and evidence that the proposed use of the Land and Improvements and construction of the Improvements thereon complies with all Governmental Requirements, including applicable zoning ordinances and restrictive covenants.

(18)

An Approved Budget for each House.

(19)

As to each separate floor plan for proposed Improvements, an Appraisal.

(20)

If requested by Lender, a waiver of lien or lien subordination agreement(s) executed by Contractor and by each contractor, laborer and supplier furnishing labor or materials to the Mortgaged Property, in a form acceptable to Lender, for work performed or materials supplied prior to the date of each Advance.

(21)

Except in the case of Spec Houses and Model Houses, a fully executed copy of the Approved Sales Contract for each House together with such supplementary documentation as Lender may reasonably require (e.g., such buyer's written evidence of creditworthiness, etc.).

(22)

Evidence that each Lot for which an Advance for an Improvement thereon is requested has been cleared, filled and graded, as necessary, and is in all respects ready for construction of the Improvement thereon.

(23)

As a condition to the final Advance with respect to any House, evidence satisfactory to Lender that all streets furnishing access to such House have been completed (and dedicated, if not private streets), and that all necessary utilities for the use of such Houses have been brought to the House, are completed and connected.

(24)

Such other instruments, evidence or certificates as Lender may reasonably request, including (without limitation) the additional items listed under "Additional Items Required" in the Schedule of Definitions.

3.2

Conditions to All Advances.  In addition to any other terms and conditions set forth in this Agreement, the obligation of Lender to make any Advance under this Agreement shall be further subject to the satisfaction of each of the following conditions precedent on or before the Disbursement Date for such Advance:

(a)

All Loan Documents shall be in full force and effect and binding and enforceable obligations of each Loan Party to the extent a party thereto.

(b)

Each of the representations and warranties of each Loan Party under any Loan Document shall be true and correct in all material respects.

(c)

No Event of Default shall have occurred and be continuing; there shall exist no Material Adverse Effect; and no provision of law, any order of any Governmental Authority, or any regulation, rule or interpretation thereof, shall have had any Material Adverse Effect on the validity or enforceability of any Loan Document.

(d)

Borrower shall have delivered to Lender an Application for Advance that complies with Section 3.4, and all accompanying documents required by that section.

(e)

Receipt by Lender of a monthly endorsement to the Title Policy (or if an endorsement is not available, a letter from the Title Company) showing "nothing further" of record affecting the Land from the date of recording of the Deed of Trust, except such matters as Lender specifically approves.

(f)

Receipt by Lender of waivers signed and acknowledged (notarized) by each Contractor that has done work included within any prior Application for Advance that the respective Contractor has been paid in full (except for required retainage) for, and waiving any mechanic's and materialmen's lien rights with respect to, all work done at least 45 days prior to the current Application for Advance.

(g)

The Improvements shall not have been materially damaged by fire or other casualty.

(h)

None of the Land shall be subject to condemnation proceedings or negotiations for sale in lieu thereof.

(i)

Borrower shall have recorded the executed Affidavits of Commencement to the extent required under Section 5.13 of this Agreement.

(j)

Lender shall have received payment of all Fees then due and payable.

(k)

Except with respect to the Initial Advance, the Development Loan shall have closed and is currently being funded by SPOC to Borrower as development progresses in accordance therewith.

(l)

Lender shall have obtained from the Inspecting Person an inspection report relating to the House or Houses for which a request for Advance has been made, which report shall be satisfactory to Lender in its sole discretion.

3.3

Advance Procedure.  Except as hereinafter provided, Borrower may request an Advance by submitting to Lender an Application for Advance by an authorized representative of Borrower, subject to the following:

(a)

each such Application for Advance shall include, without limitation, the proposed amount of such Advance and the proposed Disbursement Date, which date must be a Business Day and which must be not less than three (3) Business Days after the date of the Application for Advance;

(b)

an Application for Advance, once communicated to Lender, shall not be revocable by Borrower;

(c)

each Application for Advance, once communicated to Lender, shall constitute a representation, warranty and certification by Borrower as of the date thereof that:

(i)

both before and after the making of such Advance, all of the Loan Documents are and shall be valid, binding and enforceable against each Loan Party that is a party thereto, as applicable;

(ii)

all terms and conditions precedent to the making of such Advance have been satisfied, and shall remain satisfied through the date of such Advance;

(iii)

the making of such Advance will not cause the aggregate principal amount of all Advances under the Note to exceed the Maximum Commitment;

(iv)

no Event of Default shall have occurred or be in existence, and none will exist or arise upon the making of such Advance;

(v)

the representations and warranties contained in this Agreement, and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the making of such Advance; and

(vi)

the Advance will not violate the terms or conditions of any contract, indenture, agreement or other borrowing of any Loan Party.

Lender may elect (but without any obligation to do so) to make an Advance upon the telephonic or facsimile request of Borrower, provided that Borrower has first executed and delivered to Lender a Telephone Notice Authorization.  If any such Advance based upon a telephonic or facsimile request is made by Borrower, Lender may require Borrower to confirm said telephonic or facsimile request in writing by delivering to Lender, on or before 11:00 a.m. (Dallas, Texas time) on the next Business Day following the Disbursement Date of such Advance, a duly executed written Application for Advance, and all other provisions of this Section 2.1 shall be applicable with respect to such Advance.  In addition, Borrower may authorize Lender to automatically make Advances pursuant to such other written agreements as may be entered into by Lender and Borrower.  Lender shall not be obligated to undertake any Advance hereunder more than once in any 30-day period for each House.  Except as set forth in this Agreement, all Advances are to be made by direct deposit into the Special Account.

3.4

Limitation on Advances; Borrower's Deposit.

(a)

To the extent that Loan proceeds disbursed by Lender hereunder are insufficient to pay all costs required for the development, construction and completion of the Approved Work, Borrower shall pay such excess costs with funds advanced under the Development Loan.  Under no circumstances shall Lender be required to disburse any proceeds of the Loan in excess of the then applicable actual percentage of completion of the Approved Work for each House as calculated using the Approved Budget for same as to any House or as to the entirety of the Mortgaged Property.

(b)

If at any time Lender shall in its sole discretion deem that the undisbursed proceeds of the Loan are insufficient to meet the costs of completing construction of the Approved Work, plus the costs of insurance, ad valorem taxes and other normal costs incidental to the Approved Work or ownership of the Mortgaged Property, Lender may refuse to make any additional Advances to Borrower hereunder until Borrower shall have deposited with Lender sufficient additional funds ("Borrower's Deposit") to cover the deficiency which Lender deems to exist.  Such Borrower's Deposit will be disbursed by Lender to Borrower pursuant to the terms and conditions hereof as if they constituted a portion of the Loan being made hereunder.  Borrower agrees upon fifteen (15) days written demand by Lender to deposit with Lender such Borrower's Deposit.  Lender shall pay interest on the Borrower's Deposit at a rate typically paid by Lender on similar deposits.

3.5

Withholding on Advances.  Lender may withhold from an Advance or, on account of subsequently discovered evidence, withhold from a later Advance under this Agreement, or require Borrower to repay to Lender the whole or any part of any earlier Advance, to such extent as may be necessary to protect Lender from loss on account of (i) defective work not remedied or requirements of this Agreement not performed, (ii) liens filed or reasonable evidence indicating probable filing of liens against the Mortgaged Property, or (iii) failure of Contractor to make payments to subcontractors for material or labor.  When the foregoing applicable grounds are satisfied and removed, such withheld amount shall be promptly released.

3.6

Lender's Books and Records.  The amount and date of each Advance hereunder, the amount from time to time outstanding under the Note and the amount and date of any repayment hereunder or under the Note, shall be noted on Lender's books and records, which shall be conclusive evidence thereof, absent manifest error; provided, however, any failure by Lender to make any such notation, or any error in any such notation, shall not relieve Borrower of its obligations to pay to Lender all amounts owing to Lender under or pursuant to the Loan Documents, in each case, when due in accordance with the terms hereof or thereof.

3.7

Payments on Non-Business Day.  In the event that any payment of any principal, interest, fees or any other amounts payable by Borrower under or pursuant to any Loan Document shall become due on any day which is not a Business Day, such due date shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable for and during any such extension.

3.8

Payment Procedures.  Unless otherwise expressly provided in a Loan Document, all sums payable by Borrower to Lender under or pursuant to any Loan Document, whether principal, interest, or otherwise, shall be paid, when due, directly to Lender at the office of Lender identified in this Agreement, or at such other office of Lender as Lender may designate in writing to Borrower from time to time, in immediately available United States funds, and without setoff, deduction or counterclaim.  Lender may, in its discretion, charge any and all deposit or other accounts (including any account evidenced by a certificate of deposit or time deposit) of Borrower maintained with Lender for all or any part of any Indebtedness then due and payable; provided, however, that such authorization shall not affect Borrower's obligations to pay all Indebtedness, when due, whether or not any such account balances maintained by Borrower with Lender are insufficient to pay any amounts then due.

3.9

Advance Not A Waiver; Advance Not An Approval.

(a)

No Advance of the proceeds of the Loan shall constitute a waiver of any of the conditions of Lender's obligation to make further Advances, nor, in the event Borrower is unable to satisfy any such condition, shall any such Advance have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default.

(b)

The making of any Advance or part thereof shall not be deemed an approval or acceptance by Lender of the work theretofore done.  Lender shall have no obligation to make any Advance or part thereof after the happening of any Event of Default, but shall have the right and option so to do; provided that if Lender elects to make any such Advance, no such Advance shall be deemed to be either a waiver of the right to demand payment of the Loan, or any part thereof, or an obligation to make any other Advance.

3.10

Receipt of Payments by Lender.  Any payment by Borrower of any of the Indebtedness made by mail will be deemed tendered and received by Lender only upon actual receipt thereof by Lender at the address designated for such payment, whether or not Lender has authorized payment by mail or in any other manner, and such payment shall not be deemed to have been made in a timely manner unless actually received by Lender on or before the date due for such payment, time being of the essence.  Borrower expressly assumes all risks of loss or liability resulting from non-delivery or delay of delivery of any item of payment transmitted by mail or in any other manner.  Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and any failure to pay the entire amount then due shall constitute and continue to be an Event of Default hereunder.  Lender shall be entitled to exercise any and all rights and remedies conferred upon and otherwise available to Lender under any Loan  Document upon the occurrence and during the continuance of any such Event of Default.  Prior to the occurrence of any Event of Default, Borrower shall have the right to direct the application of any and all payments made to Lender hereunder to the Indebtedness evidenced by the Note.  Borrower waives the right to direct the application of any and all payments received by Lender hereunder at any time or times after the occurrence and during the continuance of any Event of Default.  Borrower further agrees that after the occurrence and during the continuance of any Event of Default, or prior to the occurrence of any Event of Default if Borrower has failed to direct such application, Lender shall have the continuing exclusive right to apply and to reapply any and all payments received by Lender at any time or times, whether as voluntary payments, proceeds from any Mortgaged Property, offsets, or otherwise, against the Indebtedness in such order and in such manner as Lender may, in its sole discretion, deem advisable, notwithstanding any entry by Lender upon any of its books and records.  Borrower hereby expressly agrees that, to the extent that Lender receives any payment or benefit of or otherwise upon any of the Indebtedness, and such payment or benefit, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to a trustee, receiver, or any other Person under any bankruptcy act, state or federal law, common law, equitable cause or otherwise, then to the extent of such payment or benefit, the Indebtedness, or part thereof, intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made or received by Lender, and, further, any such repayment by Lender shall be added to and be deemed to be additional Indebtedness.

3.11

No Third Party Beneficiaries.  The benefits of this Agreement shall not inure to any third party, nor shall this Agreement be construed to make or render Lender liable to any materialmen, subcontractors, contractors, laborers or others for goods and materials supplied or work and labor furnished in connection with the construction of the Approved Work or for debts or claims accruing to any such persons or entities against Borrower.  Lender shall not be liable for the manner in which any Advances under this Agreement may be applied by Borrower or any of the Contractors.  Notwithstanding anything contained in the Loan Documents, or any conduct or course of conduct by the parties hereto, before or after signing the Loan Documents, this Agreement shall not be construed as creating any rights, claims or causes of action against Lender, or any of its officers, directors, agents or employees, in favor of any Contractor, supplier of labor or materials, or any of their respective creditors, or any other person or entity other than Borrower.  Without limiting the generality of the foregoing, Advances made to any Contractor or supplier of labor or materials, pursuant to any requests for Advances, whether or not such request is required to be approved by Borrower, shall not be deemed a recognition by Lender of a third-party beneficiary status of any such person or entity.

ARTICLE IV

WARRANTIES AND REPRESENTATIONS

Borrower represents and warrants, and such representations and warranties shall be deemed to be continuing representations and warranties during the entire life of this Agreement, and so long as Lender shall have any commitment or obligation to make any Advances hereunder, and so long as any Indebtedness remains unpaid and outstanding under any Loan Document, as follows:

4.1

Authority; Executive Office Location.  Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified and authorized to do business in the state where the Land is located and in each other jurisdiction in which the character of its assets or the nature of its business makes such qualification necessary.  Borrower's principal place of business and its chief executive office as of the date hereof are located at 98 San Jacinto Boulevard, Suite 220, Austin, Texas 78701-4281.

4.2

Due Authorization.  Each Loan Party has all requisite power and authority to execute, deliver and perform its obligations under each Loan Document to which it is a party or is otherwise bound, all of which have been duly authorized by all necessary action, and are not in contravention of law or the terms of any Loan Party's organizational or other governing documents.

4.3

Title to Property.  Borrower has good and indefeasible title to the Mortgaged Property.

4.4

Encumbrances.  There are no Liens on, and no financing statements on file with respect to, any portion of the Mortgaged Property, except for Permitted Encumbrances.

4.5

Taxes.  Each Loan Party has filed, on or before their respective due dates, all federal, state, local and foreign tax returns which are required to be filed, or has obtained extensions for filing such tax returns, and is not delinquent in filing such returns in accordance with such extensions, and has paid all taxes which have become due pursuant to those returns or pursuant to any assessments received by any such party, as the case may be, to the extent such taxes have become due, except to the extent such tax payments are being actively and diligently contested in good faith by appropriate proceedings, and if requested by Lender, have been bonded or reserved in an amount and manner satisfactory to Lender.

4.6

No-Defaults.  There exists no default (or event which, with the giving of notice or passage of time, or both, would result in a default) under the provisions of any instrument or agreement evidencing, governing, securing or otherwise relating to any Debt of any Loan Party or pertaining to any of the Permitted Encumbrances (other than Contested Items) that would result in a Material Adverse Effect on the ability of Borrower to timely satisfy and fulfill Borrower's obligations under the Loan Documents.

4.7

Enforceability of Agreement and Loan Documents.  Each Loan Document has been duly executed and delivered by duly authorized officer(s) or other representative(s) of each Loan Party, and constitutes the valid and binding obligations of each Loan Party, enforceable in accordance with their respective terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally at the time in effect.

4.8

Non-contravention.  The execution, delivery and performance by each Loan Party of the Loan Documents to which such Loan Party is a party or otherwise bound, are not in contravention of the terms of any indenture, agreement or undertaking to which any such Loan Party is a party or by which it is bound, except to the extent that such terms have been waived or that failure to comply with any such terms would not have a Material Adverse Effect.

4.9

Actions, Suits, Litigation or Proceedings.  No Loan Party is subject to any Material Litigation that would result in a Material Adverse Effect on the ability of Borrower to timely satisfy and fulfill Borrower's obligations under the Loan Documents.  To the best knowledge of Borrower, no Loan Party is under investigation by any Governmental Authority.

4.10

Compliance with Laws.  Each Loan Party has complied with all Governmental Requirements, including Environmental Laws, to the extent that failure to so comply could have a Material Adverse Effect.

4.11

Consents, Approvals and Filings, Etc.  Except as have been previously obtained or as otherwise expressly provided in this Agreement, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any Governmental Authority and no material authorization, consent or approval from any other Person, is required in connection with the execution, delivery and performance by each Loan Party of any Loan Document to which it is a party.  All such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations which have previously been obtained or made, as the case may be, are in full force and effect and are not the subject of any attack, or to the best knowledge of Borrower, any threatened attack, in any material respect, by appeal, direct proceeding or otherwise.

4.12

Contracts, Agreements and Leases.  To Borrower's best knowledge, no Loan Party is in default (beyond any applicable period of grace or cure) in complying with any provision of any material contract, agreement, indenture, lease or instrument to which it is a party or by which it or any of its properties or assets are bound, where such default would have a Material Adverse Effect.  To Borrower's knowledge, each such material contract, commitment, undertaking, agreement, indenture and instrument is in full force and effect and is valid and legally binding in all material respects.

4.13

ERISA.  No Loan Party (other than Stratus Properties Inc.) maintains or contributes to any employee benefit plan subject to Title IV of ERISA.  Furthermore, no Loan Party (other than Stratus Properties Inc.) has incurred any accumulated funding deficiency within the meaning of ERISA, and no reportable event or prohibited transaction, as defined in ERISA, has occurred with respect to such plans.

4.14

No Investment Company.  No Loan Party (other than Stratus Properties Inc.) is an "investment company" within the meaning of the Investment Company Act of 1940, nor is any Loan Party (other than Stratus Properties Inc.) "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

4.15

No Margin Stock.  No Loan Party is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock, and none of the proceeds of the Loan will be used, directly or indirectly, to purchase or carry any margin stock or made available by any Loan Party in any manner to any other Person to enable or assist such Person in purchasing or carrying margin stock, or otherwise used or made available for any other purpose which might violate the provisions of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System.

4.16

Environmental Representations.

(a)

No Loan Party has received any notice of any violation of any Environmental Law(s); and no Loan Party is a party to any litigation or administrative proceeding, nor, so far as is known by Borrower, is any litigation or administrative proceeding threatened against any Loan Party which, in any event, (i) asserts or alleges that any Loan Party violated any Environmental Law(s), (ii) asserts or alleges that any Loan Party is required to clean up, remove or take any other remedial or response action due to the disposal, depositing, discharge, leaking or other release of any Hazardous Materials, or (iii) asserts or alleges that any Loan Party is required to pay all or a portion of any past, present or future clean-up, removal or other remedial or response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any Hazardous Materials by any Loan Party, and which, either singularly or in the aggregate, could have a Material Adverse Effect.

(b)

To Borrower's knowledge, there are no conditions existing currently which could subject any Loan Party to damages, penalties, injunctive relief or clean-up costs under any applicable Environmental Law(s), or which require, or are likely to require, clean-up, removal, remedial action or other response pursuant to any applicable Environmental Law(s) by any Loan Party, and which, in any event, either singularly or in aggregate, could have a Material Adverse Effect.

(c)

No Loan Party is subject to any judgment, decree, order or citation related to or arising out of any applicable Environmental Law(s), which, either singularly or in the aggregate, could have a Material Adverse Effect; and, to Borrower's knowledge, no Loan Party has been named or listed as a potentially responsible party by any Governmental Authority in any matter arising under any applicable Environmental Law(s).

(d)

Each Loan Party has all permits, licenses and approvals required under applicable Environmental Laws, where the failure to so obtain or maintain any such permits, licenses or approvals could have a Material Adverse Effect.

4.17

Accuracy of Information.  The Financial Statements previously furnished to Lender have been prepared in accordance with the Acceptable Accounting Standards and fairly present the financial condition of Borrower and, as applicable, the consolidated financial condition of Borrower and such other Person(s) as such Financial Statements purport to present, and the results of their respective operations as of the dates and for the periods covered thereby; and since the date(s) of said Financial Statements, there has been no material adverse change in the financial condition of Borrower or any other Person covered by such Financial Statements.  No Loan Party, nor any such other Person has any material contingent obligations, liabilities for taxes, long-term leases or long-term commitments not disclosed by, or reserved against in, such Financial Statements.  Each Loan Party is solvent, able to pay its respective debts as they mature, has capital sufficient to carry on its business and has assets the fair market value of which exceed its liabilities, and no Loan Party will be rendered insolvent, under-capitalized or unable to pay debts generally as they become due by the execution or performance of any Loan Document to which it is a party or by which it is otherwise bound.

4.18

Business Loan.  The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower and none of the proceeds of the Loan will be used for the personal, family, household or agricultural purposes of Borrower.

4.19

Relationship.  The relationship between Borrower and Lender is solely that of borrower and lender, and Lender has no fiduciary or other special relationship with the Borrower or any other Loan Party, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower or any other Loan Party and Lender to be other than that of borrower and lender.

4.20

Experience.  The principals of Borrower are knowledgeable businessmen with experience in real estate transactions and real estate financing, and that in its transactions with Lender, Borrower and its principals have been represented by (or have had the opportunity to be represented by) legal counsel independent of Lender and independent of counsel for Lender.

4.21

No Assignment.  Borrower has made no previous assignment of its interest in the Plans or any Construction Contract.

4.22

Compliance with Laws.  Upon completion of construction of the Improvements in accordance with the Plans, the Improvements will comply with all applicable Governmental Requirements and restrictive covenants, including zoning laws, building codes, handicap or disability legislation, and all rules, regulations and orders relating thereto, and all Environmental Laws, and the use to which Borrower is using and intends to use the Land and Improvements complies with or will comply with such laws, rules and governmental regulations.  Borrower has obtained or applied for all consents or approvals for the construction of the Improvements and use of the Land and Improvements necessary to comply with all Governmental Requirements.

4.23

Plans.  The Plans are satisfactory to Borrower, are in compliance with all Governmental Requirements and, to the extent required by Governmental Requirements or any effective restrictive covenant, have been or will be timely approved by each Governmental Authority and/or by the beneficiaries of any such restrictive covenant affecting the Land.

4.24

Utility Services.  All utility services of sufficient size and capacity necessary for the construction of the Improvements and the use thereof for their intended purposes are available at the property line(s) of the Land for connection to the Improvements, including potable water, storm and sanitary sewer, gas, electric and telephone facilities.

4.25

Access.  Access by vehicles to the Land for the full utilization of the Improvements for their intended purposes either (a) exists over paved roadways that have been completed, dedicated to the public use and accepted by the appropriate Governmental Authority, or (b) the necessary rights-of-way for such road ways have been acquired by the appropriate Governmental Authority and all necessary steps have been taken by Borrower and such Governmental Authority to assure the complete construction and installation of such roadways.

4.26

No Commencement.  As of the date of the execution of the Original Deed of Trust, no steps to commence construction on the portion of the Land covered by such Original Deed of Trust, including steps to clear or otherwise prepare such portion of the Land for construction thereon or the delivery of material for use in construction of the applicable Improvements, have been taken, and no contract or other agreement for construction thereon has been entered into, for furnishing materials for such construction or for any other purpose, the performance of which by the other party thereto would give rise to a Lien.

4.27

Statements.  No certificate, statement, report or other information delivered heretofore, concurrently herewith or hereafter by any Loan Party to Lender in connection herewith, or in connection with any transaction contemplated hereby, contains or will contain any untrue statement of a material fact or fails to state any material fact necessary to keep the statements contained therein from being misleading, and same were true, complete and accurate as of the date hereof.

4.28

Disclaimer of Permanent Financing.  Borrower acknowledges and agrees that Lender has not made any commitments, either express or implied, to extend the term of the Loan past the Maturity Date or to provide Borrower with any permanent financing, except to the extent, if any, that the same is expressly stated in this Agreement.

4.29

Not a Broker Or Dealer.  No Loan Party is a "broker" or a "dealer" within the meaning of the Securities Exchange Act of 1934, or any rules or regulations promulgated thereunder.

4.30

Approved Budget Correct.  Each Approved Budget is a true, correct, complete, valid and genuine and reflects the Borrower's best good faith estimate of all of the direct and indirect costs of completing such Improvements in accordance with the Plans, the Loan Documents and all Governmental Requirements.

ARTICLE V

AFFIRMATIVE COVENANTS OF BORROWER

Borrower covenants and agrees that, so long as Lender is committed to make any Advance under this Agreement, and until all instruments and agreements which condition Advances upon Lender's discretion are fully discharged and terminated, and thereafter, so long as any Indebtedness remains outstanding, it will, and, as applicable, it will cause each Loan Party within its control or under common control to:

5.1

Preservation of Existence, Etc.  Preserve and maintain its existence and preserve and maintain such of its rights, licenses, and privileges as are material to the business and operations conducted by it; qualify and remain qualified to do business in each jurisdiction in which the Land is located and where such qualification is material to its business and operations or ownership of its properties; continue to conduct and operate its business substantially as conducted and operated during the present and preceding calendar year; at all times maintain, preserve and protect all of its franchises and trade names and preserve all the remainder of its property and keep the same in good repair, working order and condition; and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto.

5.2

Keeping of Books.  Keep proper books of record and account in which full and correct entries shall be made of all of its financial transactions and its assets and businesses so as to permit the presentation of financial statements (including, without limitation, those Financial Statements to be delivered to Lender pursuant to this Agreement) prepared in accordance with Acceptable Accounting Standards; and permit Lender, or its representatives, at reasonable times and intervals after 48 hours prior notice (except in the case of an emergency or after the occurrence and during the continuance of an Event of Default), at Borrower's cost and expense, to visit any office of any Loan Party, discuss its financial matters with its officers, employees and independent certified public accountants, and by this provision, Borrower authorizes such officers, employees and accountants to discuss the finances and affairs of any Loan Party and to examine any of its books and other corporate records.

5.3

Reporting Requirements.  Furnish to Lender, or cause to be furnished to Lender, the following:

(a)

As soon as possible, and in any event within five (5) calendar days after becoming aware of the occurrence or existence of each Event of Default hereunder or of any Material Adverse Effect, a written statement of the chief financial officer or other appropriate authorized representative of Borrower, setting forth details of such Event of Default or Material Adverse Effect, and the action which Borrower has taken, or has caused to be taken, or proposes to take, or to cause to be taken, with respect thereto.

(b)

As soon as available, and in any event within ninety (90) days after and as of the end of each calendar year Financial Statements of Borrower, audited Financial Statements of Guarantor and such other of the Loan Parties as may be required by Lender, consolidated, as applicable, including a balance sheet, income statement, statement of profit and loss, surplus reconciliation statement and statement of cash flows, for and as of such fiscal year then ending, with comparative numbers for the preceding fiscal year, in each case, prepared by the Borrower or such other Person, as applicable, and completed in such detail as Lender shall require, and certified by the chief financial officer or other appropriate authorized representative of Borrower or of such other Person, as applicable, as to consistency with prior financial reports and accounting periods, accuracy and fairness of presentation.  Such audited Financial Statements shall be prepared in accordance with GAAP by independent certified public accountants of recognized standing selected by Borrower and approved by Lender and shall contain unqualified opinions as to the fairness of the statements therein contained.

(c)

As soon as available, and in any event within thirty (30) days after and as of the end of each calendar quarter, including the last such reporting period of each calendar year, Financial Statements of Borrower (to the extent occurring after the closing and sale of the first House), and Financial Statements of Guarantor, consolidated, as applicable, for and as of such reporting period, including a balance sheet, income statement, statement of profit and loss, surplus reconciliation statement and statement of cash flows for and as of such reporting period then ending and for and as of that portion of the calendar year then ending, with comparative numbers for the same period of the preceding calendar year, in each case, certified by the chief financial officer or other appropriate authorized representative of Borrower and, as applicable, each other Loan Party as to consistency with prior financial reports and accounting periods, accuracy and fairness of presentation.

(d)

Inventory reports for the Improvements within fifteen (15) days after the end of each calendar month.  All inventory reports shall specify the following as of the last day of the calendar month to which they apply: (i) the number of Improvements which are under construction and whether each such Improvement is (A) a Spec House (exclusive of Model Houses), (B) a Pre-Sold House, or (C) a Model House; and (ii) the number of Improvements which have been fully completed (subject to minor customer selection items) and categorized in one of the three categories specified in clause (i) preceding.

(e)

Promptly upon receipt thereof, copies of all management letters and other substantive reports submitted to any Loan Party by independent certified public accountants in connection with any annual audit of any such party.

(f)

Promptly, and in form and detail satisfactory to Lender, such other information as Lender may reasonably request from time to time.

5.4

Further Assurances; Financing Statements.  Furnish Lender, at Borrower's expense, upon Lender's request and in form satisfactory to Lender (and execute and deliver or cause to be executed and delivered), such additional pledges, assignments, mortgages, lien instruments or other security instruments, consents, acknowledgments, subordinations and financing statements covering any or all of the Mortgaged Property pledged, assigned, mortgaged or encumbered pursuant to any Loan Document, of every nature and description, whether now owned or hereafter acquired by Borrower or any other Person providing such Mortgaged Property, together with such other documents or instruments as Lender may require to effectuate more fully the purposes of any Loan Document.

5.5

Compliance with Leases.  Comply with all terms and conditions of any and all lease or rental agreements covering any premises or property (real or personal) wherein any of the Mortgaged Property is or may be located, or covering any of the other material personal or real property now or hereafter owned, leased or otherwise used by any Loan Party in the conduct of its business, and any Governmental Requirement, except where the failure to so comply could not cause a Material Adverse Effect.

5.6

INDEMNIFICATION.  INDEMNIFY, DEFEND AND SAVE LENDER HARMLESS FROM ANY AND ALL CLAIMS, LOSSES, COSTS, DAMAGES, LIABILITIES, OBLIGATIONS AND EXPENSES, INCLUDING REASONABLE ATTORNEYS' FEES (WHETHER INSIDE OR OUTSIDE COUNSEL IS USED), INCURRED BY LENDER BY REASON OF ANY DEFAULT OR EVENT OF DEFAULT, IN DEFENDING OR PROTECTING THE LIENS WHICH SECURE OR PURPORT TO SECURE ALL OR ANY PORTION OF THE INDEBTEDNESS, WHETHER EXISTING UNDER ANY LOAN DOCUMENT OR OTHERWISE OR THE PRIORITY THEREOF, OR IN ENFORCING THE OBLIGATIONS OF BORROWER OR ANY OTHER PERSON UNDER OR PURSUANT TO ANY LOAN DOCUMENT, OR IN THE PROSECUTION OR DEFENSE OF ANY ACTION OR PROCEEDING CONCERNING ANY MATTER GROWING OUT OF OR CONNECTED WITH THE MORTGAGED PROPERTY OR ANY LOAN DOCUMENT, INCLUDING ANY CLAIMS, LOSSES, COSTS, DAMAGES, LIABILITIES, OBLIGATIONS, AND EXPENSES RESULTING FROM LENDER'S OWN NEGLIGENCE, EXCEPT AND TO THE EXTENT BUT ONLY TO THE EXTENT CAUSED BY LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

5.7

Governmental and Other Approvals.  Comply with all Governmental Requirements in a timely matter and apply for, obtain and/or maintain in effect, as applicable, all authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations (whether with any Governmental Authority, securities exchange or otherwise) which are necessary in connection with the execution, delivery and/or performance by any Loan Party of any Loan Document to which it is a party.

5.8

Insurance.

(a)

Borrower will, at Borrower's own expense, obtain and maintain and keep in full force and effect insurance upon and relating to the Mortgaged Property policies with such insurers, in such amounts and covering such risks as shall be requested by and satisfactory to Lender, from time to time, but satisfying in all events the following minimum coverages and conditions:

(1)

all-risk insurance with respect to all insurable property constituting and/or within the Improvement, against loss or damage by fire, lightning, windstorm, explosion, hail, tornado and such hazards as are presently included in so-called Builder's Risk Special Form ("all-risk") coverage and against such other insurable hazards as Lender may reasonably require, in an amount not less than 100% of the full replacement cost (on a completed value basis), including the cost of debris removal, without deduction for depreciation and sufficient to prevent Borrower and Lender from becoming a coinsurer, such insurance to be in Builder's Risk (monthly reporting) form during and with respect to any construction on the Unit and name Lender as the mortgagee;

(2)

if and to the extent any portion of a House is in a special flood hazard area within a Flood Zone designated A or V in a participating community, a flood insurance policy in an amount equal to the least of the maximum coverage amount allowed and the replacement cost of the Improvement;

(3)

comprehensive general public liability insurance (including automobile liability), on an "occurrence" basis, for the benefit of Borrower as named insured (and if applicable for the benefit of any General Contractor or named insured, with Borrower as an additional insured), with an annual aggregate limit of not less than $1,000,000.00, and a limit per occurrence of not less than $1,000,000.00;

(4)

to the extent of any applicable employees or workers, statutory worker's compensation insurance for the benefit of Borrower as insured (and if applicable, for the benefit of any General Contractor as named insured, with Borrower as an additional insured) meeting state law benefit requirements with a minimum $100,000 employer's liability coverage; and

(5)

such other insurance on the House as may from time to time be reasonably required by Lender and against other insurable hazards or casualties which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height, type, construction, location, use and occupancy of buildings and improvements.

(b)

All insurance policies required hereunder shall show the full legal name of the Borrower as the insured (or an additional insured on General Contractor's insurance), show the Lender as an additional insured at the address specified for notice in this Agreement, and shall delete the following wording (or similar wording) from any cancellation clause, "endeavor to … but failure to mail such notice shall impose no obligation or liability of any kind upon company, its agents or representatives."  Such policies shall also be issued and maintained by insurers with an A.M. Best Company rating of A - \IX or better and licensed to do business in the state where the House is located, in amounts, with deductibles, and in form satisfactory to Lender, and shall require not less than thirty (30) days' (or forty five [45] days for flood insurance) prior written notice to Lender of any cancellation or change of coverage.  All insurance policies maintained, or caused to be maintained, by Borrower with respect to the House, except for public liability insurance, shall contain an accurate description of the location and improvements in the House, provide that each such policy shall be primary without right of contribution from any other insurance that may be carried by Borrower or Lender and that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.  Borrower shall deliver to Lender the originals of each initial insurance policy or to the extent permitted by Lender and signed by authorized representatives of the insurer, with premiums fully paid:

(1)

a copy of the declaration pages for the policy, or

(2)

satisfactory evidence of insurance – ACORD 27 for all-risk insurance and ACORD 25 for liability insurance, or

(3)

in the case of flood insurance, a copy of the completed, signed and dated flood insurance application and copy of the annual premium check.

(c)

Borrower shall also deliver to Lender each renewal or substitute policy (or certificate), with premiums fully paid, at least ten (10) days before the termination of the policy it renews or replaces.  Borrower shall pay all premiums on policies required hereunder as they become due and payable and, upon Lender's request, promptly deliver to Lender evidence satisfactory to Lender of the timely payment thereof.  Borrower shall at all times comply with the requirements of the insurance policies required hereunder and of the issuers of such policies and of any board of fire underwriters or similar body as applicable to or affecting the House.  If any insurer which has issued a policy of hazard, liability or other insurance required pursuant to this Agreement or any other Loan Document becomes insolvent or the subject of any bankruptcy, receivership or similar proceeding or if in Lender's reasonable opinion the financial responsibility of such insurer is or becomes inadequate, Borrower shall, in each instance promptly upon the request of Lender and at Borrower's expense, obtain and deliver to Lender a like policy (or, if and to the extent permitted by Lender, evidence of insurance) issued by another insurer, which insurer and policy meet the requirements of this Agreement or such other Loan Document, as the case may be.  Without limiting the discretion of Lender with respect to required endorsements to insurance policies, all such policies for loss of or damage to the House shall contain a standard mortgage clause (without contribution) naming Lender as mortgagee with loss proceeds payable to Lender notwithstanding (i) any act, failure to act or negligence of or violation of any warranty, declaration or condition contained in any such policy by any named insured; (ii) the occupation or use of the House for purposes more hazardous than permitted by the terms of any such policy; (iii) any foreclosure or other action by Lender under the Loan Documents; or (iv) any change in title to or ownership of the House or any portion thereof, such proceeds to be held for application as provided in the Loan Documents.  All policies shall contain a waiver of subrogation against Lender and such endorsement as may be necessary to prevent the invalidation of said insurance coverage by reason of Borrower's waiver of subrogation in this Loan Agreement and the other Loan Documents.

(d)

If any loss occurs at any time when Borrower has failed to perform Borrower's covenants and agreements in this Section 5.8, Lender shall nevertheless be entitled to the benefit of all insurance covering the loss and held by or for Borrower, to the same extent as it if had been made payable to Lender.  Upon any foreclosure hereof or transfer of title to the House in extinguishment of the whole or any part of the Loan, all of Borrower's right, title and interest in and to the insurance policies referred to herein (including unearned premiums) and all proceeds payable thereunder shall thereupon vest in the purchaser at foreclosure or other such transferee, to the extent permissible under such policies.

(e)

Lender shall have the right (but not the obligation) to make proof of loss for, settle and adjust any claim under, and receive the proceeds of, all insurance for loss of or damage to the House, and the expenses incurred by Lender in the adjustment and collection of insurance proceeds shall be a part of the Loan and shall be due and payable to Lender on demand.  Neither Lender nor any Trustee under any Loan Document shall be, under any circumstances, liable or responsible for failure to collect or exercise diligence in the collection of any of such proceeds or for the obtaining, maintaining or adequacy of any insurance or for failure to see to the proper application of any amount paid over to Borrower (INCLUDING FOR AN INDEMNIFIED PARTY'S COMPARATIVE OR CONTRIBUTORY NEGLIGENCE, BUT EXCLUDING THE SOLE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OF THE PARTICULAR INDEMNIFIED PARTY).  Any such proceeds received by Lender shall, after deduction therefrom of all reasonable expenses actually incurred by Lender, including attorneys' fees, at Lender's option be (i) released to Borrower, or (ii) applied (upon compliance with such terms and conditions as may be required by Lender) to repair or restoration, either partly or entirely, of the House so damaged, or (iii) but only during the continuance of an Event of Default, applied to the payment of the Indebtedness in such order and manner as Lender, in its sole discretion, may elect, whether or not due.

(f)

After the completion of construction and prior to the occupancy of a House, Borrower shall maintain the builder's risk insurance policy in full force and effect relative to that House and shall provide Lender with satisfactory evidence thereof.  Prior to occupancy of a House, Borrower shall obtain and furnish to Lender a "permission to occupy" endorsement to the builder's risk insurance policy, satisfactory to Lender, or satisfactory to Lender, obtain replacement coverage in the form of an all-risk insurance policy, which will not be impaired by the occupancy of the House.

5.9

[Intentionally Deleted]

5.10

Environmental Covenants.

(a)

Comply with all applicable Environmental Laws, and maintain all permits, licenses and approvals required under applicable Environmental Laws, where the failure to do so could have a Material Adverse Effect.

(b)

Promptly notify Lender, in writing, as soon as Borrower becomes aware of any condition or circumstance which makes any of the environmental representations or warranties set forth in this Agreement or any other Loan Document incomplete, incorrect or inaccurate in any material respect as of any date; and promptly provide to Lender, immediately upon receipt thereof, copies of any material correspondence, notice, pleading, citation, indictment, complaint, order, decree, or other document from any source asserting or alleging a violation of any Environmental Laws by any Loan Party, or of any circumstance or condition which requires or may require, a financial contribution by any Loan Party, or a clean-up, removal, remedial action or other response by or on behalf of any Loan Party, under applicable Environmental Law(s), or which seeks damages or civil, criminal or punitive penalties from any Loan Party or any violation or alleged violation of Environmental Law(s).

(c)

BORROWER HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD LENDER, AND ANY OF LENDER'S PAST, PRESENT AND FUTURE OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, REPRESENTATIVES AND CONSULTANTS, HARMLESS FROM ANY AND ALL CLAIMS, LOSSES, DAMAGES, SUITS, PENALTIES, COSTS, LIABILITIES, OBLIGATIONS AND EXPENSES (INCLUDING REASONABLE LEGAL EXPENSES AND ATTORNEYS' FEES, WHETHER INSIDE OR OUTSIDE COUNSEL IS USED) INCURRED OR ARISING OUT OF ANY CLAIM, LOSS OR DAMAGE OF ANY PROPERTY, INJURIES TO OR DEATH OF ANY PERSONS, CONTAMINATION OF OR ADVERSE EFFECTS ON THE ENVIRONMENT, OR OTHER VIOLATION OF ANY APPLICABLE ENVIRONMENTAL LAW(S), IN ANY CASE, CAUSED BY ANY LOAN PARTY OR IN ANY WAY RELATED TO ANY PROPERTY OWNED OR OPERATED BY ANY LOAN PARTY OR DUE TO ANY ACTS OF ANY LOAN PARTY OR ANY OF ITS OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, CONSULTANTS AND/OR REPRESENTATIVES INCLUDING ANY CLAIMS, LOSSES, DAMAGES, SUITS, PENALTIES, COSTS, LIABILITIES, OBLIGATIONS OR EXPENSES, RESULTING FROM LENDER'S OWN NEGLIGENCE; PROVIDED HOWEVER, THAT THE FOREGOING INDEMNIFICATION SHALL NOT BE APPLICABLE, AND BORROWER SHALL NOT BE LIABLE FOR ANY SUCH CLAIMS, LOSSES, DAMAGES, SUITS, PENALTIES, COSTS, LIABILITIES, OBLIGATIONS OR EXPENSES, TO THE EXTENT (BUT ONLY TO THE EXTENT) THE SAME ARISE OR RESULT FROM ANY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LENDER OR ANY OF ITS AGENTS OR EMPLOYEES.

5.11

Completion.  As to each Lot, cause the construction of the Improvement thereon (i) to be performed in a good and workmanlike manner, within the perimeter boundaries of the Lot and within all applicable building and setback lines in accordance with all Governmental Requirements and the Plans, (ii) to be prosecuted with diligence and continuity and (iii) to be completed in all material respects in accordance with the Plans on or before the applicable Completion Date, free and clear of Liens or claims for Liens for material supplied and for labor or services performed in connection with the construction of such Improvement, other than Permitted Encumbrances.

5.12

Advances.  Receive the Advances and hold same as a trust fund for the purpose of paying the cost of construction of the Improvements and related nonconstruction costs related to the Mortgaged Property as provided for herein. Borrower will apply the same promptly to the payment of the costs and expenses for which each Advance is made and will not use any part thereof for any other purpose.

5.13

Lender's Expenses.  Pay or reimburse to Lender on demand all costs and expenses of Lender, including reasonable attorneys' fees and legal expenses (whether inside or outside counsel is used), incurred in connection with the preparation, execution, delivery, administration and performance of the Loan Documents, the Mortgaged Property, and the transactions contemplated by this Agreement, including title insurance and examination charges, survey costs, insurance premiums, filing and recording fees, attorneys' fees and expenses, and other expenses payable to third parties incurred by Lender in connection with the consummation of the transactions contemplated by this Agreement.

5.14

Surveys.  Borrower will obtain, at Lender's request and at Borrower's expense, (i) immediately after the installation of the forms for the pouring of the foundations or slabs for each Improvement, (ii) immediately upon completion of all foundations or slabs, and before any above ground construction, and (iii) upon completion of construction of each Improvement, a survey prepared by a registered engineer or surveyor acceptable to Lender, showing that the locations of such forms, foundation or slabs and Improvements, as applicable, are entirely within the property lines of the applicable Lot, do not encroach upon any easement, setback line or restrictions, are placed in accordance with the Plans, all Governmental Requirements and all restrictive covenants affecting the Lot and/or Improvements, and showing no state of facts objectionable to Lender.  Borrower shall maintain such surveys and, if requested by Lender, within five (5) days after the request therefor, shall deliver copies of same to Lender.  If such surveys are so requested, Lender shall have no obligation to make any Advance hereunder at any time after the completion of foundations or slabs until receipt by Lender of such foundation survey.  All surveys provided to Lender must be in form and substance reasonably acceptable to Lender.

5.15

Estoppel Certificates.  Deliver to Lender, promptly after request therefor, estoppel certificates or written statements, duly acknowledged, stating the amount that has then been advanced to Borrower under this Agreement, the amount due on the Note, and whether any known offsets or defenses exist against the Note or any of the other Loan Documents.

5.16

Inspecting Person.  Pay the fees and expenses of, and cooperate, with the Inspecting Person and cause the Design Professional and each Contractor to cooperate with the Inspecting Person in connection with the performance of the Inspecting Person's duties.  Without limiting the generality of the foregoing, Borrower shall furnish or cause to be furnished such items as working details, the Plans and details thereof, samples of materials, licenses, permits, certificates of public authorities, zoning ordinances, building codes and copies of the contracts between such person and Borrower (if applicable).  Borrower will permit Lender, the Inspecting Person and their representative to enter upon the Land and wherever else any of the Mortgaged Property is located for the purposes of inspecting same.  Borrower acknowledges that the duties of the Inspecting Person run solely to Lender and that the Inspecting Person shall have no obligations or responsibilities whatsoever to Borrower, Contractor, the Design Professional, or to any of Borrower's or Contractor's agents, employees, contractors or subcontractors.

5.17

Personalty and Fixtures.  Deliver to Lender, on demand, any contracts, bills of sale, statements, receipted vouchers or agreements under which Borrower claims title to any items of personal property incorporated in the Improvements or subject to the lien of the Deed of Trust or to the security interest of the Security Agreement.

5.18

Affidavit of Commencement.  Within ten (10) days after the applicable Commencement Date as to any Improvement, and not before construction of such Improvement has actually begun, file or cause to be filed in the appropriate records of the county in which the Lot is situated, an Affidavit of Commencement duly executed by Borrower and the Contractor performing the work on such Lot.

5.19

Affidavit of Completion.  Within ten (10) days after construction of the Improvement on any Lot has been completed, file or cause to be filed in the appropriate records in the county in which the Lot is situated an Affidavit of Completion.

5.20

Advertising by Lender.  Erect and thereafter during the term of the Loan maintain on the Land one or more advertising signs furnished by Lender indicating that the financing for construction of the Improvements has been furnished by Lender.

5.21

Brokers.  Pay all fees, commissions and other compensation payable to all brokers, if any, involved in this transaction.  BORROWER HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS LENDER FROM AND AGAINST ANY LOSS, DAMAGE, EXPENSE OR CLAIMS OF BROKERS ARISING BY REASON OF THE EXECUTION HEREOF OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY.

5.22

Delivery of Contracts.  Upon Lender's request, deliver to Lender a copy of each Contract (as defined in the Deed of Trust) promptly after the execution of same by all parties thereto.  Within twenty (20) days after a request by Lender, Borrower shall prepare and deliver to Lender a complete listing of all Contracts, showing date, term, parties, subject matter, concessions, whether any defaults exist, and other information specified by Lender, with respect to each of such Contracts.

5.23

Correcting Defects.  Correct:  (a) any structural defect in any of the Improvements; (b) any material departure from the Plans not approved in writing by Lender (other than work performed in accordance with any change orders permitted hereunder or any change orders otherwise approved by Lender); (c) any encroachment by any part of any of the Improvements or any other structures or improvements over or on any set-back line, easement, adjoining property or other restricted area; and (d) any encroachment of any adjoining structure upon any of the Land which any survey or inspection reflects.  The advance of Loan proceeds will not waive Lender's right to require compliance with this Section.

5.24

Safe Storage.  Safely store all equipment, supplies and materials not affixed to or incorporated into the Improvements on the Land or in a warehouse acceptable to Lender, in each case under adequate safeguard to minimize the possibility of loss, theft, damage or commingling with other property.  Upon Lender's request, Borrower will furnish an inventory of all such equipment, supplies and materials stored off the Land, specifying their location.

5.25

Application of Net Sale Proceeds.  Upon the sale of any House, the Net Sale Proceeds from each House will be applied first to the payment of all Indebtedness applicable to such House and then, for so long as any indebtedness constituting the Other Obligations remains outstanding under the Development Tranche, to the reduction of the outstanding indebtedness constituting the Other Obligations under the Development Tranche (which shall be paid directly from Borrower to Lender with a corresponding "credit" being made to Borrower's obligations to SPOC under the Development Loan and to SPOC's obligations to Lender under the Development Tranche).  Once the Development Tranche has been repaid and satisfied in full, Borrower will be entitled to apply excess Net Sale Proceeds after payment of all Indebtedness applicable to such House and/or Lot as Borrower shall determine; provided, however, that after the payment and satisfaction in full of the Development Tranche, Lender shall at all times thereunder have the first and prior right and option at its election to apply 100% of any such excess Net Sale Proceeds to the reduction of the Borrower's indebtedness to Lender under the Note and with respect to the Loan.

ARTICLE VI

NEGATIVE COVENANTS

Borrower covenants and agrees that, so long as Lender is committed to make any Advance under this Agreement and until all instruments and agreements evidencing the Loan which is payable on demand or which conditions Advances upon Lender's discretion are fully discharged and terminated, and thereafter, so long as any Indebtedness remains outstanding, it will not, and it will not allow any Loan Party within its control or under common control to, without the prior written consent of Lender:

6.1

Capital Structure, Business Objects or Purpose.  Purchase, acquire or redeem any of its equity ownership interests, or enter into any reorganization or recapitalization or reclassify its equity ownership interests, or make any material change in its capital structure or general business objects or purpose.

6.2

Mergers or Dispositions.  Change its name, enter into any merger or consolidation, whether or not the surviving entity thereunder, or sell, lease, transfer, relocate or dispose of all, substantially all, or any material part of its assets (whether in a single transaction or in a series of transactions), except as expressly permitted under this Agreement or the other Loan Documents.

6.3

Guaranties.  Guarantee, endorse, or otherwise become secondarily liable for or upon the obligations or Debt of others (whether directly or indirectly), except guaranties in favor of and satisfactory to Lender, and endorsements for deposit or collection in the ordinary course of business.

6.4

Debt.  Become or remain obligated for any Debt, except:  Indebtedness and other Debt from time to time outstanding and owing to Lender; current unsecured trade, utility or non-extraordinary accounts payable arising in the ordinary course of business; Debt subordinated to the prior payment in full of the Indebtedness upon terms and conditions approved in writing by Lender (including, without limitation, the Development Loan); and Debt outstanding as of the date hereof that is shown on the Financial Statements previously delivered to Lender.

6.5

Encumbrances.  Create, incur, assume or suffer to exist any Lien upon, or create, suffer or permit to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except for Permitted Encumbrances.

6.6

Acquisitions.  Purchase or otherwise acquire or become obligated for the purchase of all or substantially all of the assets or business interests of any Person or any shares of stock or other ownership interests of any Person or in any other manner effectuate or attempt to effectuate an expansion of present business by acquisition.

6.7

Dividends.  Declare or pay dividends on, or make any other distribution (whether by reduction of capital or otherwise) in respect of any shares of its capital stock or other ownership interests, except (a) dividends payable by a subsidiary of Borrower to Borrower or by the subsidiary of another Loan Party to such other Loan Party; (b) dividends payable solely in stock; and (c) the redemption, repurchase or acquisition of any shares of its capital stock payable upon an employee's termination pursuant to its employee stock option, repurchase, or similar plan; provided, however, that after giving effect to such redemption, repurchase or acquisition, Borrower or such other Loan Party, as applicable, shall be in full compliance with the terms of this Agreement.

6.8

Investments.  Make any investment after the date of this Agreement (whether such investment shall be of the character of investment in shares of stock, evidences of indebtedness or other securities or otherwise) in, or any loans, advances or extensions of credit to, any Person, other than Borrower's current ownership in its subsidiaries if any, and any investment in direct obligations of the United States of America or any agency thereof, or in certificates of deposit issued by Lender, maintained consistent with Borrower's business practices prior to the date hereof; provided, that no such investment shall mature more than ninety (90) days after the date when made or the issuance thereof.

6.9

Transactions with Affiliates.  Enter into any transaction with any of their stockholders, officers, employees, partners or any of their Affiliates, except subject to the terms hereof, transactions in the ordinary course of business and on terms not less favorable than would be usual and customary in similar transactions between Persons dealing at arm's length.

6.10

Defaults on Other Obligations.  Fail to perform, observe or comply duly with any covenant, agreement or other obligation to be performed, observed or complied with by any Loan Party, subject to any grace or cure periods provided therein, which failure could have a Material Adverse Effect.

6.11

Prepayment of Debt.  Prepay any Debt (or take any actions which impose an obligation to prepay), except, subject to the terms hereof or thereof, the Indebtedness.

6.12

Pension Plans.  Except in compliance with this Agreement, enter into, maintain, or make contribution to, directly or indirectly, any Pension Plan that is subject to ERISA.

6.13

Subordinate Indebtedness.  Subordinate any indebtedness due to it from any Person to indebtedness of other creditors of such Person.

6.14

No Further Negative Pledges.  Enter into or become subject to any agreement (other than this Agreement or the Loan Documents) (a) prohibiting the guaranteeing by any Loan Party of any obligations, (b) prohibiting the creation or assumption of any Lien upon the properties or assets of any Loan Party, whether now owned or hereafter acquired or (c) requiring an obligation to become secured (or further secured) if another obligation is secured or further secured.

6.15

No License Restrictions.  Permit any restriction in any license or other agreement that restricts Borrower or any other Loan Party from granting a Lien to Lender upon any of Borrower's or such other Loan Party's rights under such license or agreement.

6.16

No Changes.  Amend, alter or change in any material respect (pursuant to change order, amendment or otherwise) the Plans unless the same shall have been approved in advance in writing by Lender, by all applicable Governmental Authorities, by any party to a sales or construction contract (including an Approved Sales Contract) with a right of approval, by each party issuing a commitment to guarantee, insure, purchase or refinance the Loan, portion of either the Loan and by each surety under payment or performance bonds, if any, covering any Construction Contract or any other contract for construction of all or a portion of the Improvements.  Notwithstanding anything in this Agreement to the contrary, Borrower shall be allowed to make changes in the Plans upon and subject to the following conditions and requirements (and such an approved change order executed in compliance herewith will increase the amount of the Approved Budget for a House as applicable so long as same does not cause the Maximum Commitment to be exceeded):

(a)

Any single change shall not increase the Construction Costs for a House by more than $15,000.00.

(b)

All changes, including the currently requested change and all prior changes, shall not increase the Construction Costs for a House in the aggregate, by more than $50,000.00.

(c)

Such change, by itself and when considered with all prior changes, shall not, in Lender's reasonable discretion, cause or be likely to cause the Completion to occur after the Completion Date.

(d)

Any such change, or all changes in the aggregate, shall not adversely affect, in Lender's reasonable discretion, the structural integrity, utility or appearance of the Improvements.

(e)

Borrower shall have deposited into the Borrower's Deposit, sufficient funds to cover all costs associated with the requested change and all increases in the Construction Costs of the Improvements anticipated by such changes, as determined by Lender in its reasonable discretion.

(f)

Borrower shall have submitted to Lender, the Inspecting Person, and the applicable Contractor the requested change, together with changes in the Plans necessary to accomplish such change, a certificate of the applicable Design Professional in regard to same, and a change order to the Construction Contract reflecting such change; and Lender shall have received the approval of such change by the Inspecting Person and the approved and signed change order from the applicable Contractor reflecting the increase in cost of construction of the Improvements; and Borrower shall have received Lender's written approval thereof.

6.17

No Organizational Changes.  Borrower will not change the principal place of its business or chief executive office set forth in Section 4.1 of this Agreement, or change the state of its organization or registration, or change its name, without in each instance the prior written consent of Lender, which consent shall not be unreasonably withheld, delayed or conditioned.  Lender's consent will, however, be conditioned upon, among other things, the execution and delivery of additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender's security interest in the Property as a result of such changes.

ARTICLE VII

EVENTS OF DEFAULT

7.1

Events of Default.  The occurrence, happening or existence of any one or more of the following conditions or events shall constitute an "Event of Default" hereunder:

(a)

Non-payment of any principal, interest or other sum due under the terms of this Agreement, the Note, or under any other Loan Document when due in accordance with the terms hereof or thereof; provided, however, that a failure by Borrower to make a payment due pursuant to the Note shall not constitute an "Event of Default" hereunder unless such failure continues for at least five (5) days after the due date thereof.

(b)

Default in the observance or performance of any of the other conditions, covenants or agreements of Borrower set forth in this Agreement; provided, however, that such a default shall not constitute an "Event of Default" hereunder if (i) such failure does not constitute an Event of Default pursuant to any other subsection of this Section 7.1 other than this subsection (b), and (ii) such failure is fully cured by Borrower on or before the expiration of the Cure Period (hereinafter defined).  As used in this subsection 7.1(b), the term "Cure Period" means a 30-day period commencing upon Lender's written notice to Borrower of Borrower's default; provided, however, if (1) the subject default is, by its nature, not readily susceptible to cure within thirty (30) days, and (2) Borrower commences such cure process within the initial 30-day period and diligently pursues same to completion with 60 days of the initial default by Borrower, then such default shall not constitute an "Event of Default".

(c)

Any representation or warranty made by any Loan Party in any Loan Document shall be untrue or incorrect in any material respect.

(d)

Any default or event of default, as the case may be, in the observance or performance of any of the conditions, covenants or agreements of any Loan Party set forth in any Loan Document and continuation thereof beyond any applicable period of grace or cure provided with respect thereto.

(e)

Any default by any Loan Party in the payment of any Debt (other than Debt owing to Lender in an individual amount of $20,000 or more, or $50,000 in the aggregate), or in the observance or performance of any conditions, covenants or agreements related or given with respect thereto and, in each such case, continuation thereof beyond any applicable grace or cure period.

(f)

The rendering of one or more judgments or decrees for the payment of money, against any Loan Party, and such judgment(s) or decree(s) has not been vacated, bonded or stayed by appeal or otherwise, for a period of sixty (60) consecutive days after the date of final entry.

(g)

If there shall be any change in the management, ownership or control of Borrower (other than the sale or trading of the stock of Stratus Properties Inc.), whether by reason of incapacity, death, resignation, termination or otherwise, which, in Lender's reasonable judgment, shall have a Material Adverse Effect.

(h)

If any Loan Party, becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they mature, or applies for, consents to, or acquiesces in the appointment of a trustee, receiver, liquidator, conservator or other custodian for any Loan Party, or a substantial part of its property, or makes a general assignment for the benefit of creditors; or in the absence of such application, consent or acquiescence, a trustee, receiver, liquidator, conservator or other custodian is appointed for any Loan Party, or for a substantial part of its property, and the same is not discharged within thirty (30) days; or any bankruptcy, reorganization, debt arrangement, or other proceedings under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against any Loan Party, and, if instituted against any Loan Party, the same is consented to or acquiesced in by any such Loan Party or otherwise remains undismissed for thirty (30) days; or any warrant of attachment is issued against any substantial part of the property of any Loan Party, which is not released within thirty (30) days of service thereof.

(i)

If any Loan Document shall be terminated, revoked, or otherwise rendered void or unenforceable, in any case, without Lender's prior written consent and, if correction of the foregoing is possible, Borrower or the applicable Loan Party fails to execute the necessary corrective instruments within five (5) days after written notice to Borrower regarding same.

(j)

If any Improvement is demolished, destroyed, or substantially damaged, or any portion of the Land or any Improvement is taken or threatened to be taken by eminent domain, so that in any event, in Lender's reasonable judgment, the same cannot be restored or rebuilt with available funds to the condition existing immediately prior to such demolition, destruction, or damage within a reasonable period of time.

(k)

Borrower, Guarantor or any other Loan Party shall, if a natural person, die or become mentally incompetent, or, if not a natural person, shall dissolve, terminate or liquidate, or merge with or be consolidated into any other entity.

(l)

Borrower creates, places, or permits to be created or placed, or through any act or failure to act, acquiesces in the placing of, or allows to remain, any Lien with respect to the Mortgaged Property, or any portion thereof, other than the Permitted Encumbrances.

(m)

Except as otherwise expressly permitted under the Loan Documents, Borrower sells, conveys, transfers or assigns all or any portion of the Mortgaged Property; and, in the case of non-consensual Liens with respect to the Mortgaged Property or any portion thereof, Borrower fails to cure and cause the removal of or bond-around to the reasonable satisfaction of Lender within 30 days after the creation thereof (but in any event, prior to the foreclosure thereof or execution thereon).

(n)

There is a transfer, sale, assignment or conveyance of any beneficial interest in Borrower or any entity that directly or indirectly holds a beneficial interest in Borrower, except for Permitted Dispositions.

(o)

The construction of an Improvement is, at any time, (i) discontinued for a period of twenty (20) or more consecutive days, or (ii) not completed within 30 days after the Completion Date, or Borrower is unable to satisfy any condition precedent to Borrower's right to receive Advances hereunder for a period in excess of thirty (30) days after Lender's refusal to make any further Advances.  Notwithstanding the foregoing, so long as no other Event of Default exists and is continuing, no Event of Default under this subsection shall exist due to Borrower's failure to commence, continue or complete construction of an Improvement or satisfy any condition to Borrower's right to receive Advances hereunder within the time periods provided for in this Agreement to the extent, and only to the extent, the failure to do so is due to an act of Force Majeure if (i)  Borrower has given Lender written notice of the act of Force Majeure within five (5) days after the event occurs and (ii) Borrower continues to use its commercially reasonable best efforts to recommence its performance whenever and to whatever extent possible without delay, including through the use of alternate sources, work around plans or other means.  In no event, however, shall any one or more acts of Force Majeure (i) extend the Completion Date by more than a total of ninety (90) days or (ii) extend any Maturity Date of the Note or any date on which payment of any of the Indebtedness is due.

(p)

Lender deems itself insecure, believing in good faith that the prospect of payment or performance of any of the Indebtedness is materially impaired.

(q)

Any default or event of default has occurred with respect to the Other Obligations or under the Existing Lien, or with respect to the Related Debt, and remains uncured beyond the expiration of any grace or cure period applicable thereto.

7.2

Remedies Upon Event of Default.  Upon the occurrence and at any time during the existence or continuance of any Event of Default, but without impairing or otherwise limiting Lender's right to demand payment of all or any portion of the Indebtedness which is payable on demand, at Lender's option, Lender may give notice to Borrower declaring all or any portion of the Indebtedness remaining unpaid and outstanding, whether under the Note or otherwise, to be due and payable in full without presentation, demand, protest, notice of dishonor, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived, whereupon all such Indebtedness shall immediately become due and payable.  Furthermore, upon the occurrence of an Event of Default and at any time during the existence or continuance of an Event of Default, but without impairing or otherwise limiting the right of Lender, if reserved under any Loan Document, to make or withhold financial accommodations at its discretion, to the extent not yet disbursed, any commitment by Lender to make any further Advances to Borrower under this Agreement shall automatically terminate; provided, should such Event of Default be cured to Lender's satisfaction, Lender may, but shall be under no obligation to, reinstate any such commitment by written notice to Borrower.  Notwithstanding the foregoing, in the case of an Event of Default under Section 7.1(i), and notwithstanding the lack of any notice, demand or declaration by Lender, the entire Indebtedness remaining unpaid and outstanding shall become automatically due and payable in full, and any commitment by Lender to make any further Advances to Borrower shall be automatically and immediately terminated, without any requirement of notice or demand by Lender upon Borrower, each of which are hereby expressly waived by Borrower.  Lender may, without waiving any Event of Default  advance Loan proceeds to correct Borrower's violation, including advancing Loan proceeds to complete construction of the Improvements.  Any Loan proceeds so advanced will either, at Lender's option, be evidenced by the Note or constitute Indebtedness of Borrower to Lender payable on demand, bearing interest at the Default Rate from the date advanced by Lender.  All such demand indebtedness will be a part of the Indebtedness and will be secured by the liens and security interests of the Loan Documents.  Each Loan Party that is a partnership agrees that Lender is not required to comply with Section 3.05(d) of the Texas Revised Partnership Act and agrees that Lender may proceed directly against one or more general partners or their property without first seeking satisfaction from partnership property.  The foregoing rights and remedies are in addition to any other rights, remedies and privileges Lender may otherwise have or which may be available to it, whether under this Agreement, any other Loan Document, by law, or otherwise.

7.3

Setoff.  In addition to any other rights or remedies of Lender under any Loan Document, by law or otherwise, upon the occurrence and during the continuance or existence of any Event of Default, Lender  may, at any time and from time to time, without notice to Borrower (any requirements for such notice being expressly waived by Borrower), setoff and apply against any or all of the Indebtedness (whether or not then due), any or all deposits (general or special, time or demand, provisional or final) at any time held by Borrower and other indebtedness at any time owing by Lender to or for the credit or for the account of Borrower, and any property of Borrower, from time to time in possession or control of Lender, irrespective of whether or not Lender shall have made any demand hereunder or for payment of the Indebtedness and although such obligations may be contingent or unmatured, and regardless of whether any Mortgaged Property then  held by Lender is adequate to cover the Indebtedness.  The rights of Lender under this Section are in addition to any other rights and remedies (including other rights of setoff) which Lender may otherwise have.  Borrower hereby grants Lender a Lien on and security interest in all such deposits, indebtedness and other property as additional collateral for the payment and performance of the Indebtedness.

7.4

Waiver of Certain Laws.  To the extent permitted by applicable law, Borrower hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish, the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, on any claim for interest on the Note, or to any security interest or other Lien contemplated by or granted under or in connection with this Agreement or the Indebtedness.

7.5

Waiver of Defaults.  No Event of Default shall be waived by Lender except in a written instrument specifying the scope and terms of such waiver and signed by an authorized officer of Lender, and such waiver shall be effective only for the specific time(s) and purpose(s) given.  No single or partial exercise of any right, power or privilege hereunder, or any delay in the exercise thereof, shall preclude other or further exercise of Lender's rights.  No waiver of any Event of Default shall extend to any other or further Event of Default.  No forbearance on the part of Lender in enforcing any of Lender's rights or remedies under any Loan Document shall constitute a waiver of any of its rights or remedies.  Borrower expressly agrees that this Section may not be waived or modified by Lender by course of performance, estoppel or otherwise.

7.6

Receiver.  Lender, in any action or suit to foreclose upon any of the Mortgaged Property, shall be entitled, without notice or consent, and completely without regard to the adequacy of any security for the Indebtedness, to the appointment of a receiver of the business and premises in question, and of the rents and profits derived therefrom.  This appointment shall be in addition to any other rights, relief or remedies afforded Lender.  Such receiver, in addition to any other rights to which he shall be entitled, shall be authorized to sell, foreclose or complete foreclosure on Mortgaged Property for the benefit of Lender, pursuant to provisions of applicable law.

7.7

Discretionary Credit and Credit Payable Upon Demand.  To the extent that any of the Indebtedness shall, at anytime, be payable upon demand, nothing contained in this Agreement, or any other Loan Document, shall be construed to prevent Lender from making demand, without notice and with or without reason, for immediate payment of all or any part of such Indebtedness at any time or times, whether or not an Event of Default has occurred or exists.  In the event that such demand is made upon any portion of the Indebtedness, Lender, at its election, may terminate any commitment by Lender to make any further Advances to Borrower under this Agreement or otherwise.  Furthermore, to the extent any Loan Document authorizes Lender, at its discretion, to make or to decline to make financial accommodations to the Borrower, nothing contained in this Agreement or any other Loan Document shall be construed to limit or impair such discretion or to commit or otherwise obligate Lender to make any such financial accommodation.

7.8

Application of Proceeds of Mortgaged Property.  Notwithstanding anything to the contrary set forth in any Loan Document, during the existence of any Event of Default, the proceeds of any of the Mortgaged Property, together with any offsets, voluntary payments, and any other sums received or collected in respect of the Indebtedness, may be applied in such order and manner as determined by Lender in its sole and absolute discretion.

7.9

Completion of the Improvements.  Lender shall have the right, upon the occurrence of and during the continuance of an Event of Default, in addition to any rights or remedies available to it under all other Loan Documents, to enter into possession of the Mortgaged Property and perform any and all work and labor necessary to complete the Improvements in accordance with the Plans.  All amounts so expended by Lender shall be deemed to have been disbursed to Borrower as Loan proceeds and secured by the Deed of Trust.  For this purpose, Borrower hereby constitutes and appoints (which appointment is coupled with an interest and is therefore irrevocable) Lender as Borrower's true and lawful attorney-in-fact, with full power of substitution to complete the Improvements in the name of Borrower, and hereby empowers Lender, acting as Borrower's attorney-in-fact, as follows:  to use any funds of Borrower, including any balance which may be held in escrow, any Borrower's Deposit and any funds which may remain unadvanced hereunder, for the purpose of completing the Improvements in the manner called for by the Plans; to make such additions and changes and corrections in the Plans which shall be necessary or desirable to complete the Improvements in the manner contemplated by the Plans; to continue all or any existing Construction Contracts or subcontracts; to employ such contractors, subcontractors, agents, design professionals and inspectors as shall be required for said purposes; to pay, settle or compromise all existing bills and claims which are or may be liens, or may be necessary or desirable for the completion of the work or the clearing of title; to execute all the applications and certificates in the name of Borrower which may be required by any construction contract; and to do any and every act with respect to the construction of the Improvements which Borrower could do in Borrower's own behalf.  Lender, acting as Borrower's attorney-in-fact, shall also have power in such an event to prosecute and defend all actions or proceedings in connection with the Mortgaged Property and to take such action and require such performance as is deemed necessary.

ARTICLE VIII

ASSIGNMENTS

8.1

Assignment of Sales Contracts.  Borrower, as additional security for the payment and performance of the covenants, agreements and obligations of Borrower to Lender arising under this Agreement and under all of the Loan Documents, hereby grants a security interest in, and sells, transfers, assigns and sets over, to Lender, its successors and assigns, all of Borrower's title and interest in and to, and Borrower's rights, benefits and privileges under, any and all Sales Contracts whether now existing or hereafter entered into, and all proceeds therefrom.  In furtherance of the foregoing, Borrower hereby agrees that this assignment of Sales Contracts is made upon the following terms and conditions:

(a)

Borrower shall pay and perform all of Borrower's covenants, agreements and obligations under the Sales Contracts and shall promptly notify Lender in writing, as part of the monthly reports to be delivered to Lender pursuant to the terms and conditions of this Agreement, of any termination of any Sales Contract.  Borrower hereby covenants and agrees not to (i) materially modify, amend or change any Sales Contract after full execution thereof (except with regard to change orders and extras), (ii) terminate or otherwise cancel any fully executed Sales Contract except in the event of a default thereunder by the purchaser or the purchaser's failure to satisfy any contingency thereunder, (iii) take any action or exercise any right or option which would permit a purchaser to terminate or otherwise cancel a Sales Contract, unless said purchaser is in default thereunder, or (iv) further assign or create any further encumbrance or hypothecation of Borrower's interest in any of the Sales Contracts, without the prior written consent of Lender, unless required by any Governmental Authority, in which case Borrower shall give Lender prior written notice thereof.

(b)

Upon the occurrence of an Event of Default, Lender may elect, in its sole discretion, to exercise, in the name of Borrower, all of Borrower's rights, benefits and privileges under each of the Sales Contracts, including all rights in and to all deposits and other amounts collected or otherwise received from purchasers under the Sales Contracts; in connection with such exercise of rights, benefits and privileges, Lender shall have full power and authority to do all acts as may be necessary, as determined in Lender's sole discretion, to close any transaction contemplated under any Sales Contract, including to receive any and all amounts paid or to be paid by a purchaser in connection therewith.  Lender shall not be required to give any notice of such election to Borrower.  Borrower hereby covenants and agrees to pay to Lender promptly upon demand any and all reasonable costs and expenses, including reasonable attorneys' fees and expenses incurred by Lender in connection with such an election by Lender to exercise its rights under this Section.  Furthermore, promptly upon demand by Lender, Borrower shall take such actions and execute such documents as may be necessary to facilitate Lender's exercise of its rights hereunder, including (i) delivering to Lender all then existing Sales Contracts, (ii) delivering, jointly with Lender, notices to purchasers of the assignment of their respective Sales Contracts, (iii) conveying fee simple title to the purchaser of any of the Houses by a proper, recordable warranty deed in connection with the closing of a transaction under any of the Sales Contracts, and (iv) instructing any necessary party, such as a title company handling a closing, to pay to Lender the proceeds of sale which would otherwise have been paid or payable to Borrower.

(c)

BORROWER SHALL INDEMNIFY, DEFEND AND HOLD LENDER AND ITS AFFILIATES HARMLESS FROM AND AGAINST ANY AND ALL LOSSES, LIABILITIES, OBLIGATIONS, PENALTIES, CLAIMS, FINES, LOST PROFITS, DEMANDS, LITIGATION, DEFENSES, COSTS, JUDGMENTS, SUITS, PROCEEDINGS, DAMAGES, DISBURSEMENTS OR EXPENSES OF ANY KIND OR NATURE WHATSOEVER (INCLUDING ATTORNEYS' FEES AND EXPENSES), CONSEQUENTIAL OR OTHERWISE, WHICH MAY AT ANY TIME BE EITHER DIRECTLY OR INDIRECTLY IMPOSED UPON, INCURRED BY OR ASSERTED OR AWARDED AGAINST LENDER OR ANY OF LENDER'S AFFILIATES IN CONNECTION WITH, ARISING FROM OR RELATING TO ANY ACTION OR ACTIONS TAKEN BY LENDER PURSUANT TO THIS SECTION PRIOR TO A FORECLOSURE BY LENDER OF THE MORTGAGED PROPERTY OR OTHER TAKING OF TITLE BY LENDER IN LIEU OF FORECLOSURE OF THE MORTGAGED PROPERTY, INCLUDING ANY CLAIMS, LOSSES, COSTS, DAMAGES, LIABILITIES, OBLIGATIONS, AND EXPENSES RESULTING FROM LENDER'S OWN NEGLIGENCE, EXCEPT AND TO THE EXTENT BUT ONLY TO THE EXTENT CAUSED BY LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  BORROWER'S DUTY AND OBLIGATION TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER SHALL SURVIVE THE PAYMENT OF THE INDEBTEDNESS AND THE RELEASE, PARTIAL RELEASE OR FORECLOSURE (OR ACTION IN LIEU OF FORECLOSURE) OF THE LIEN OF THE DEED OF TRUST, AND THE EXERCISE BY LENDER OF ANY AND ALL REMEDIES SET FORTH HEREIN OR IN THE OTHER LOAN DOCUMENTS.

(d)

So long as no Event of Default has occurred, Borrower may continue to receive and exercise all of its rights, benefits and privileges under the Sales Contracts, except as herein restricted or provided otherwise.

(e)

Neither the assignment contained in this Section, nor any action or actions on the part of Lender, shall constitute an assumption of any of the covenants, agreements or obligations of Borrower by Lender under the Sales Contracts and Borrower shall continue to be liable for all such covenants, agreements or obligations.  BORROWER SHALL INDEMNIFY, DEFEND AND HOLD LENDER AND ITS AFFILIATES HARMLESS FROM AND AGAINST ANY AND ALL LOSSES, LIABILITIES, OBLIGATIONS, PENALTIES, CLAIMS, FINES, LOST PROFITS, DEMANDS, LITIGATION, DEFENSES, COSTS, JUDGMENTS, SUITS, PROCEEDINGS, DAMAGES, DISBURSEMENTS OR EXPENSES OF ANY KIND OR NATURE WHATSOEVER (INCLUDING ATTORNEYS' FEES AND EXPENSES), CONSEQUENTIAL OR OTHERWISE, WHICH MAY AT ANY TIME BE EITHER DIRECTLY OR INDIRECTLY IMPOSED UPON, INCURRED BY OR ASSERTED OR AWARDED AGAINST LENDER OR ANY OF LENDER'S AFFILIATES IN CONNECTION WITH, ARISING FROM OR RELATING TO ANY FAILURE OF BORROWER TO PERFORM AND OBSERVE ANY OF SUCH OBLIGATIONS, INCLUDING ANY CLAIMS, LOSSES, COSTS, DAMAGES, LIABILITIES, OBLIGATIONS, AND EXPENSES RESULTING FROM LENDER'S OWN NEGLIGENCE, EXCEPT AND TO THE EXTENT BUT ONLY TO THE EXTENT CAUSED BY LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  BORROWER'S DUTY AND OBLIGATION TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER SHALL SURVIVE THE PAYMENT OF THE INDEBTEDNESS AND THE RELEASE, PARTIAL RELEASE OR FORECLOSURE (OR ACTION IN LIEU OF FORECLOSURE) OF THE LIEN OF THE DEED OF TRUST, AND THE EXERCISE BY LENDER OF ANY AND ALL REMEDIES SET FORTH HEREIN OR IN THE OTHER LOAN DOCUMENTS.

(f)

Lender shall have the right, at any time (but shall have no obligation), to take in its name or in the name of Borrower or otherwise, such action as Lender may at any time or from time to time reasonably determine to be necessary to protect the rights of Lender as the assignee of Borrower hereunder.  Lender shall incur no liability on account of any action taken by it or on its behalf in good faith pursuant to the foregoing sentence or otherwise hereunder, whether or not the same shall prove to be improper, inadequate or invalid, in whole or in part.

(g)

Upon the full and complete payment and performance of all of the covenants, agreements and obligations of Borrower to Lender arising under this Agreement and the other Loan Documents, the assignment contained in this Section shall become null and void.

8.2

Assignment of Construction Contract. Borrower, as additional security for the payment and performance of the covenants, agreements and obligations of Borrower to Lender arising under this Agreement and under all of the Loan Documents, hereby grants a security interest in, and sells, transfers, assigns and sets over, to Lender, its successors and assigns, all of Borrower's title and interest in and to, and Borrower's rights, benefits and privileges under, each Construction Contract upon the following terms and conditions:

(a)

Borrower represents and warrants that the copy of each Construction Contract the Borrower has furnished or will furnish to Lender is or will be (as applicable) a true and complete copy thereof, including all amendments thereto, if any, and that Borrower's interest therein is not subject to any claim, setoff or encumbrance.

(b)

Neither this assignment nor any action by Lender shall constitute an assumption by Lender of any obligations under any Construction Contract, and Borrower shall continue to be liable for all obligations of Borrower thereunder, Borrower hereby agreeing to perform all of its obligations under each Construction Contract.  Borrower agrees to indemnify and hold Lender harmless against and from any loss, cost, liability or expense (including attorneys' fees) resulting from any failure of Borrower to so perform.

(c)

Lender shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower such action as Lender may at any time determine to be reasonably necessary or advisable to cure any default by Borrower under any Construction Contract or to protect the rights of Borrower or Lender thereunder.  Lender shall incur no liability if any action so taken by it or in its behalf shall prove to be inadequate or invalid, and Borrower agrees to indemnify and hold Lender harmless against and from any loss, cost, liability or expense (including reasonable attorneys' fees) incurred in connection with any such action.

(d)

Effective automatically upon and at all times during the continuance of an Event of Default, Borrower hereby irrevocably constitutes and appoints Lender as Borrower's attorney-in-fact, in Borrower's or Lender's name, to enforce all rights of Borrower under each Construction Contract.  Such appointment is coupled with an interest and is therefore irrevocable.

(e)

Prior to the occurrence of an Event of Default, Borrower shall have the right to exercise its rights as owner under each Construction Contract, provided that Borrower shall not cancel or amend any Construction Contract or do or suffer to be done any act which would impair the security constituted by this assignment without the prior written consent of Lender.

(f)

This assignment shall inure to the benefit of Lender and its successors and assigns, any purchaser upon foreclosure of the Deed of Trust, any receiver in possession of the Mortgaged Property and any entity affiliated with Lender which assumes Lender's rights and obligations under this Agreement.

8.3

Assignment of Plans.  Borrower, as additional security for the payment and performance of the covenants, agreements and obligations of Borrower to Lender arising under this Agreement and under all of the Loan Documents, hereby grants a security interest in, and sells, transfers, assigns and sets over, to Lender, its successors and assigns, all of Borrower's title and interest in and to, and Borrower's rights, benefits and privileges under, the Plans and hereby represents and warrants to and agrees with Lender as follows:

(a)

Each schedule of the Plans delivered or to be delivered to Lender is and shall be a complete and accurate description of the Plans.

(b)

The Plans are and shall be complete and adequate for the construction of the Improvements and there have been no modifications thereof except as described in such schedule.  Subject to Section 6.16 of this Agreement, the Plans shall not be modified without the prior written consent of Lender.

(c)

Lender may use the Plans for any purpose relating to the Improvements, including inspections of construction and the completion of the Improvements.

(d)

Lender's acceptance of this assignment shall not constitute approval of the Plans by Lender.  Lender has no liability or obligation in connection with the Plans and no responsibility for the adequacy thereof or for the construction of the Improvements contemplated by the Plans.  Lender has no duty to inspect the Improvements, and if Lender should inspect the Improvements, Lender shall have no liability or obligation to Borrower or any other party arising out of such inspection.  No such inspection nor any failure by Lender to make objections after any such inspection shall constitute a representation by Lender that the Improvements are in accordance with the Plans or any other requirement or constitute a waiver of Lender's right thereafter to insist that the Improvements be constructed in accordance with the Plans or any other requirement.

(e)

This assignment shall inure to the benefit of Lender and its successors and assigns, any purchaser upon foreclosure of the Deed of Trust, any receiver in possession of the Mortgaged Property and any entity affiliated with Lender which assumes Lender's rights and obligations under this Agreement.

ARTICLE IX

LENDER'S DISCLAIMERS - BORROWER'S INDEMNITIES

9.1

No Obligation by Lender to Construct.  Lender has no liability or obligation whatsoever or howsoever in connection with the Land or Improvements or the development, construction or completion thereof or work performed thereon, and has no obligation except to disburse the Loan proceeds as herein agreed.  Lender is not obligated to inspect the Improvements, and Lender is not liable, and under no circumstances whatsoever will Lender be or become liable, for the performance or default of any Contractor or subcontractor, or for any failure to construct, complete, protect or insure the Mortgaged Property, or any part thereof, or for the payment of any cost or expense incurred in connection therewith, or for the performance or nonperformance of any obligation of any Loan Party to Lender or to any other person, firm or entity, without limitation.  Nothing, including without limitation any disbursement of Loan proceeds or the Borrower's Deposit, or acceptance of any document or instrument, shall be construed as such a representation or warranty, express or implied, on Lender's part.

9.2

No Obligation by Lender to Operate.  Any term or condition of any of the Loan Documents to the contrary notwithstanding, Lender shall not have, and by its execution and acceptance of this Agreement hereby expressly disclaims, any obligation or responsibility for the management, conduct or operation of the business and affairs of any Loan Party.  Any term or condition of the Loan Documents which permits Lender to disburse funds, whether from the proceeds of the Loan, the Borrower's Deposit or otherwise, or to take or refrain from taking any action with respect to any Loan Party, the Mortgaged Property or any other collateral for repayment of the Loan, shall be deemed to be solely to permit Lender to audit and review the management, operation and conduct of the business and affairs of any Loan Party, and to maintain and preserve the security given by Borrower to Lender for the Loan, and may not be relied upon by any other person.  Further, Lender shall not have, has not assumed and by its execution and acceptance of this Agreement hereby expressly disclaims any liability or responsibility for the payment or performance of any indebtedness or obligation of any Loan Party and no term or condition of the Loan Documents, shall be construed otherwise.  BORROWER HEREBY INDEMNIFIES AND AGREES TO HOLD LENDER HARMLESS FROM AND AGAINST ANY COST, EXPENSE OR LIABILITY INCURRED OR SUFFERED BY LENDER AS A RESULT OF ANY ASSERTION OR CLAIM OF ANY OBLIGATION OR RESPONSIBILITY OF LENDER FOR THE MANAGEMENT, OPERATION AND CONDUCT OF THE BUSINESS AND AFFAIRS OF BORROWER, GUARANTOR OR ANY OTHER LOAN PARTY, OR AS A RESULT OF ANY ASSERTION OR CLAIM OF ANY LIABILITY OR RESPONSIBILITY OF LENDER FOR THE PAYMENT OR PERFORMANCE OF ANY INDEBTEDNESS OR OBLIGATION OF BORROWER, GUARANTOR OR ANY OTHER LOAN PARTY.

9.3

INDEMNITY BY BORROWER.  BORROWER HEREBY INDEMNIFIES LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS AND AGENTS FROM, AND HOLDS EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, COSTS, AND EXPENSES TO WHICH ANY OF THEM MAY BECOME SUBJECT, INSOFAR AS SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, COSTS, AND EXPENSES ARISE FROM OR RELATE TO ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY OR FROM ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING, INCLUDING ANY CLAIMS, LOSSES, COSTS, DAMAGES, LIABILITIES, OBLIGATIONS, AND EXPENSES RESULTING FROM LENDER'S OWN NEGLIGENCE, EXCEPT AND TO THE EXTENT BUT ONLY TO THE EXTENT CAUSED BY LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  WITHOUT INTENDING TO LIMIT THE REMEDIES AVAILABLE TO LENDER WITH RESPECT TO THE ENFORCEMENT OF ITS INDEMNIFICATION RIGHTS AS STATED HEREIN OR AS STATED IN ANY LOAN DOCUMENT, IN THE EVENT ANY CLAIM OR DEMAND IS MADE OR ANY OTHER FACT COMES TO THE ATTENTION OF LENDER IN CONNECTION WITH, RELATING OR PERTAINING TO, OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, WHICH LENDER REASONABLY BELIEVES MIGHT INVOLVE OR LEAD TO SOME LIABILITY OF LENDER, BORROWER SHALL, IMMEDIATELY UPON RECEIPT OF WRITTEN NOTIFICATION OF ANY SUCH CLAIM OR DEMAND, ASSUME IN FULL THE PERSONAL RESPONSIBILITY FOR AND THE DEFENSE OF ANY SUCH CLAIM OR DEMAND AND PAY IN CONNECTION THEREWITH ANY LOSS, DAMAGE, DEFICIENCY, LIABILITY OR OBLIGATION, INCLUDING LEGAL FEES AND COURT COSTS INCURRED IN CONNECTION THEREWITH.  IN THE EVENT OF COURT ACTION IN CONNECTION WITH ANY SUCH CLAIM OR DEMAND, BORROWER SHALL ASSUME IN FULL THE RESPONSIBILITY FOR THE DEFENSE OF ANY SUCH ACTION AND SHALL IMMEDIATELY SATISFY AND DISCHARGE ANY FINAL DECREE OR JUDGMENT RENDERED THEREIN.  LENDER MAY, IN ITS SOLE DISCRETION, MAKE ANY PAYMENTS SUSTAINED OR INCURRED BY REASON OF ANY OF THE FOREGOING; AND BORROWER SHALL IMMEDIATELY REPAY TO LENDER, IN CASH AND NOT WITH PROCEEDS OF THE LOAN, THE AMOUNT OF SUCH PAYMENT, WITH INTEREST THEREON AT THE MAXIMUM RATE OF INTEREST PERMITTED BY APPLICABLE LAW FROM THE DATE OF SUCH PAYMENT.  LENDER SHALL HAVE THE RIGHT TO JOIN BORROWER AS A PARTY DEFENDANT IN ANY LEGAL ACTION BROUGHT AGAINST LENDER, AND BORROWER HEREBY CONSENTS TO THE ENTRY OF AN ORDER MAKING BORROWER A PARTY DEFENDANT TO ANY SUCH ACTION.

9.4

No Agency.  Nothing herein shall be construed as making or constituting Lender as the agent of any Loan Party in making payments pursuant to any construction contracts or subcontracts entered into by any Loan Party for construction of the Improvements or otherwise.  The purpose of all requirements of Lender hereunder is solely to allow Lender to check and require documentation (including lien waivers) sufficient to protect Lender and the Loan contemplated hereby.  Borrower shall have no right to rely on any procedures required by Lender, Borrower hereby acknowledging that Borrower has sole responsibility for constructing the Improvements and paying for work done in accordance therewith and that Borrower has solely, on Borrower's own behalf, selected or approved each contractor, each subcontractor and each materialman, Lender having no responsibility for any such persons or entities or for the quality of their materials or workmanship.

ARTICLE X

RELEASES

10.1

Releases.  Borrower shall have the right to obtain releases of Houses from the lien of the Deed of Trust (and, contemporaneously therewith, from the Existing Liens as well) upon and subject to the following terms and conditions:

(a)

No Event of Default shall have occurred and be continuing; there shall exist no Material Adverse Effect; and no provision of law, any order of any Governmental Authority, or any regulation, rule or interpretation thereof, shall have had any material adverse effect on the validity or enforceability of any Loan Document.

(b)

Borrower shall submit to Lender a legal description of the House to be released, together with information necessary for Lender to process the  release, including the name and address of the title company, if any, to whose attention the release instrument and instructions relating thereto should be directed, numbers that reference the release (i.e., order numbers, release numbers, etc.) and the date when such release is to become effective.

(c)

Borrower shall pay all accrued but unpaid interest on and the principal balance of the Loan applicable to the portion of the Mortgaged Property covered by such partial release (the "Partial Release Price").

ARTICLE XI

MISCELLANEOUS

11.1

Maximum Interest.  It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law).  If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to the Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to any of the Indebtedness, (ii) contracted for, charged or received by reason of Lender's exercise of the option to accelerate the maturity of the Note and/or any other portion of the Indebtedness, or (iii) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of the Note and/or any of the other Indebtedness, then it is Borrower's and Lender's express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of the Note and/or any of the other Indebtedness (or, if the Note and all other  Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Note has been paid in full before the end of the stated term of the Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against any other Indebtedness then owing by Borrower to Lender.  Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Note and/or other Indebtedness then owing by Borrower to Lender.  All sums contracted for, charged or received by Lender for the use, forbearance or detention of any of the Indebtedness, including any portion of the debt evidenced by the Note shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Note and/or other Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Note and/or other Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Note and/or the other Indebtedness for so long as any Indebtedness is outstanding.  In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Note and/or any of the other Indebtedness.  Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

11.2

Taxes and Fees.  Unless otherwise prohibited by applicable law, should any tax (other than a tax based upon the net income of Lender) or recording or filing fee become payable in respect of any Loan Document, any of the Mortgaged Property, any of the Indebtedness or any amendment, modification or supplement hereof or thereof, Borrower agrees to pay such taxes (or reimburse Lender therefor upon demand for reimbursement), together with any interest or penalties thereon, and agrees to hold Lender harmless with respect thereto.

11.3

Governing Law.  Each Loan Document shall be deemed to have been delivered in the State of Texas, and shall be governed by and construed and enforced in accordance with the laws of the State of Texas, except to the extent that the Uniform Commercial Code, other personal property law or real property law of another jurisdiction where Mortgaged Property is located is applicable, and except to the extent expressed to the contrary in any Loan Document.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.4

Audits of Mortgaged Property; Fees.  Lender shall have the right from time to time to audit the Mortgaged Property, but so long as no uncured Event of Default exists not more frequently than once per calendar year.  Borrower agrees to reimburse Lender, on demand, for customary and reasonable fees and costs incurred by Lender for such audits and for each appraisal of Mortgaged Property and financial analysis and examination of Borrower or any other Loan Party performed from time to time.

11.5

Costs and Expenses.  Borrower shall pay Lender, on demand, all costs and expenses, including reasonable attorneys' fees and legal expenses (whether inside or outside counsel is used), incurred by Lender in perfecting, revising, protecting or enforcing any of its rights or remedies against any Loan Party or any Mortgaged Property, or otherwise incurred by Lender in connection with any Event of Default or the enforcement of the Loan Documents or the Indebtedness.  Following Lender's demand upon Borrower for the payment of any such costs and expenses, and until the same are paid in full, the unpaid amount of such costs and expenses shall constitute Indebtedness and shall bear interest at the Default Rate.

11.6

Notices.  All notices and other communications provided for in any Loan Document (unless otherwise expressly stipulated therein) or contemplated thereby, given thereunder or required by law to be given, shall be in writing (unless expressly provided to the contrary).  If personally delivered, such notices shall be effective when delivered, and in the case of mailing or delivery by overnight courier, such notices shall be effective when placed in an envelope and deposited at a post office or official depository under the exclusive care and custody of the United States Postal Service or delivered to an overnight courier, postage prepaid, in each case addressed to the parties as set forth in this Agreement, or to such other address as a party shall have designated to the other in writing in accordance with this Section.  In the case of mailing, the mailing shall be by certified or first class mail.  The giving of at least five (5) days' notice before Lender shall take any action described in any notice shall conclusively be deemed reasonable for all purposes; provided, that this shall not be deemed to require Lender to give such five (5) days' notice, or any notice, if not specifically required to do so in this Agreement.

11.7

Further Action.  Borrower, from time to time, upon written request of Lender, will promptly make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and promptly take all such further action as may be reasonably required to carry out the intent and purpose of the Loan Documents, and to provide for the Loan thereunder and payment of the Note, according to the intent and purpose therein expressed.

11.8

Successors and Assigns; Participation.  This Agreement shall be binding upon and shall inure to the benefit of Borrower and Lender and their respective successors and assigns.  The foregoing shall not authorize any assignment or transfer by Borrower, of any of its respective rights, duties or obligations hereunder, such assignments or transfers being expressly prohibited.  Lender, however, may freely assign, by syndication, participation or similar transaction only, its rights and obligations hereunder, and is hereby authorized to disclose to any such assignee or participant (or proposed assignee or participant) any financial or other information in its knowledge or possession regarding any Loan Party or the Indebtedness.

11.9

Indulgence.  No delay or failure of Lender in exercising any right, power or privilege hereunder or under any of the Loan Documents shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, nor the exercise of any other right, power or privilege available to Lender.  The rights and remedies of Lender hereunder are cumulative and are not exclusive of any rights or remedies of Lender.

11.10

Amendment and Waiver.  No amendment or waiver of any provision of any Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance(s) and for the specific time(s) and purpose(s) for which given.

11.11

Severability.  In case any one or more of the obligations of any Loan Party under any Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of such Loan Party shall not in any way be affected or impaired thereby, and such invalidity, illegally or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of such Loan Party under any Loan Document in any other jurisdiction.

11.12

Headings and Construction of Terms.  The headings of the various subsections hereof are for convenience of reference only and shall in no way modify or affect any of the terms or provisions hereof.  Where the context herein requires, the singular number shall include the plural, and any gender shall include any other gender.

11.13

Independence of Covenants.  Each covenant hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of any Event of Default.

11.14

Reliance on and Survival of Various Provisions.  All terms, covenants, agreements, indemnities, representations and warranties of any Loan Party made in any Loan Document, or in any certificate, report, financial statement or other document furnished by or on behalf of any Loan Party in connection with any  Loan Document, shall be deemed to have been relied upon by Lender, notwithstanding any investigation heretofore or hereafter made by Lender or on Lender's behalf, and shall survive the termination of this Agreement and the repayment in full of the Indebtedness.

11.15

Effective Upon Execution.  This Agreement shall become effective upon the execution hereof by Lender and Borrower, and shall remain effective until the Indebtedness under this Agreement and the Note and the related Loan Documents shall have been repaid and discharged in full and no commitment to extend any credit hereunder (whether optional or obligatory) remains outstanding.

11.16

No Third Party Beneficiaries.  The benefits of this Agreement shall not inure to any third party.  This Agreement shall not be construed to make or render Lender liable to any materialmen, subcontractors, contractors, laborers or others for goods and materials supplied or work and labor furnished in connection with the construction of the Improvements or for debts or claims accruing to any such persons or entities against Borrower.  Lender shall not be liable for the manner in which any Advances under this Agreement may be applied by Borrower, Contractor and any of Borrower's other contractors or subcontractors.  Notwithstanding anything contained in the Loan Documents, or any conduct or course of conduct by the parties hereto, before or after signing the Loan Documents, this Agreement shall not be construed as creating any rights, claims or causes of action against Lender, or any of its officers, directors, agents or employees, in favor of any contractor, subcontractor, supplier of labor or materials, or any of their respective creditors, or any other person or entity other than Borrower.  Without limiting the generality of the foregoing, Advances made to any contractor, subcontractor or supplier of labor or materials, pursuant to any requests for Advances, whether or not such request is required to be approved by Borrower, shall not be deemed a recognition by Lender of a third-party beneficiary status of any such person or entity.

11.17

Complete Agreement; Conflicts.  The Loan Documents contain the entire agreement of the parties thereto, and none of the parties shall be bound by anything not expressed in writing.  In the event that and to the extent that any of the terms, conditions or provisions of any of the other Loan Documents are inconsistent with or in conflict with any of the terms, conditions or provisions of this Agreement, the applicable terms, conditions and provisions of this Agreement shall govern and control.

11.18

Exhibits, Addenda and Schedules.  The Addenda, Exhibits and Schedules  attached to this Agreement are incorporated into this Agreement by this reference and made a part hereof for all purposes.

11.19

Renewal and Restatement.  The Indebtedness is in renewal, extension, modification, restatement and replacement of, but not in extinguishment or novation of, the indebtedness evidenced by the Original Note and secured by the Original Deed of Trust, each as conveyed and assigned by SPOC to Lender as provided in Section 1.1 hereof.

11.20

WAIVER OF JURY TRIAL.  LENDER AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED.  EACH OF THEM, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF EITHER OF THEM.  THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY LENDER OR BORROWER, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM.

11.21

ORAL AGREEMENTS INEFFECTIVE.  THIS AGREEMENT AND THE OTHER "LOAN AGREEMENTS" (AS DEFINED IN SECTION 26.02(A)(2) OF THE TEXAS BUSINESS & COMMERCE CODE, AS AMENDED) REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THIS AGREEMENT AND THE OTHER WRITTEN LOAN AGREEMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Remainder of the Page Left Blank Intentionally

Signature Page Follows

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LENDER:

COMERICA BANK,
a Michigan banking corporation

By: /s/ Shery Layne

Shery Layne, Senior Vice President – Texas Division

BORROWER:

CALERA COURT, L.P.,

a Texas limited partnership

By: Calera Court Management, L.L.C.,

a Texas limited liability company,

its General Partner

By: Stratus Properties Operating Co., L.P.,

a Delaware limited partnership

its Manager

By: STRS, L.L.C., a Delaware limited

liability company, its General Partner

By: Stratus Properties Inc.,

a Delaware corporation,

its Sole Member

By: /s/ John E. Baker

John E. Baker

Senior Vice President

List of Attachments:

Schedule of Definitions

Exhibit A – Legal Description

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SCHEDULE OF DEFINITIONS

Acceptable Accounting Standards:

GAAP

Acceptance Termination Date:

September 21, 2005.  Lender, in its sole discretion, will consider extensions of the Acceptance Termination Date, the Maturity Date and the Model House Threshold Date on or prior to September 21, 2004 and on or prior to each anniversary thereafter during the term of the Loan and will promptly inform Borrower of Lender's determination in connection with same.

Appraisal Fee:

$0.00 (without limiting Borrower's obligation to pay for the cost of each Appraisal, or to reimburse Lender for the cost of each Appraisal paid for by Lender).

Completion Date:

With respect to each House, the date that is nine (9) months after the Commencement Date subject to extension due to Force Majeure, but in no event beyond the maturity date of the Note.

Design Professional:

Cornerstone Group Architects

Attn:  Bob Wetmore

7000 Bee Caves Rd., Suite 200

Austin, Texas 78746

Fees:

The following fees, which shall be paid, if applicable, at the time or event as specified in the Agreement:  Loan Origination Fee, Inspection Fee, Partial Release Fee

General Contractor:

Brian A. Bailey Homes, Inc.

5524 Bee Caves Rd., Bldg. K-5

Austin, Texas 78746

Guarantors:

Stratus Properties Inc.
98 San Jacinto Boulevard, Suite 220
Austin, Texas  78701-4281

Inspection Fee:

$25.00 for each inspection for each Improvement inspected pursuant to an Application for Advance

Loan Origination Fee:

As to each House, one-half percent (0.5%) of the Approved Budget for such House.

Maximum Aggregate

Advances Per House

The Maximum Aggregate Advances Per House for each Model House must be eliminated altogether (i.e., given a value of zero) by payment to Lender of the outstanding Maximum Aggregate Advances Per House for the applicable Model House (i.e., all Advances attributable to such Model House) upon the earlier to occur of (i) the date which is twenty four (24) months after the date of Acceptance of such Model House (the "Model House Threshold Date"), or (ii) the Maturity Date.  Further, if the Model House Threshold Date and the Maturity Date are extended by Lender in its sole discretion (without implying any obligation to do so nor any obligation to consider requests for any such extension), the Maximum Aggregate Advances Per House for each Model House must be reduced by payment to Lender by Borrower of ten percent (10%) of the outstanding balance of the Maximum Aggregate Advances Per House for the applicable Model House upon the original Model House Threshold Date and then reduced by an additional ten percent (10%) of the original Maximum Aggregate Advances Per House for the applicable Model House upon the expiration of each succeeding twelve (12) month period thereafter and continuing until the earlier of the extended Model House Threshold Date or the extended Maturity Date, at which time the Maximum Aggregate Advances Per House for the applicable Model House is eliminated altogether (i.e., given a value of zero).

The outstanding balance of the Maximum Aggregate Advances Per House for each Spec House must be (i) reduced by payment to Lender by Borrower of five percent (5%) of the outstanding balance of the Maximum Aggregate Advances Per House for the applicable Spec House (i.e., 5% of all Advances attributable to such Spec House) upon the expiration of twelve (12) months from the Acceptance of such Spec House; and (ii) eliminated altogether (i.e., given a value of zero) by payment to Lender of the outstanding Maximum Aggregate Advances Per House for the applicable Spec House (i.e., all Advances attributable to such Spec House) upon the earlier to occur of (A) the date which is eighteen (18) months from the date of Acceptance of such Spec House, or (B) the Maturity Date.

The Maximum Aggregate Advances Per House for each House that is not a Spec House nor a Model House must be eliminated altogether (i.e., given a value of zero) by payment to Lender of the outstanding Maximum Aggregate Advances Per House for the applicable House upon the earlier to occur of (i) the date which is twelve (12) months from the Acceptance of such House, or (ii) the Maturity Date.

In the context of the entire Mortgaged Property, the term "Maximum Aggregate Advances Per House" shall mean the sum of the various Maximum Aggregate Advances Per House so assigned to each House which then comprises a portion of the Mortgaged Property, but under no circumstance shall such total exceed the Maximum Commitment.  NONE OF THE FORMULAS OR TIME PERIODS FOR CALCULATING THE MAXIMUM AGGREGATE ADVANCES PER HOUSE HEREUNDER SHALL BE DEEMED TO EXTEND OR OTHERWISE AFFECT THE MATURITY DATE, IT BEING EXPRESSLY AGREED AND UNDERSTOOD THAT THE MATURITY DATE MAY OCCUR AND THE LOAN BE DUE AND PAYABLE IN FULL PRIOR TO THE EXPIRATION OF CERTAIN TIME PERIODS DESCRIBED HEREIN.

Minimum Earnest Money Deposit:

$5,000.00

Model House Limit:

No more than two (2) Model Houses at any time.

Spec House Limit:

No more than two (2) Spec Houses at any time.

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EXHIBIT "A"

Property Description

Units 1 through 17, together with the undivided interest in and to the General and Limited Common Elements appurtenant thereto, of CALERA COURT CONDOMINIUMS, a condominium project in Travis County, Texas, according to the Declaration of Condominium and the attached plats and exhibits of record under Document No. 2003111246, of the Official Public Records of Travis County, Texas.